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Exhibit 10.1

EXECUTION COPY

SALE AND PURCHASE AGREEMENT Dated as of July 31, 2003 among Providian Bank, Columbus Bank and Trust Company and CompuCredit Acquisition Corporation

i

8.3	Expense Reimbursement	41
8.4	Termination Fees	41
ARTICLE 9 MISCELLANEOUS		42
9.1	Survival of Representations and Warranties	42
9.2	Notices	42
9.3	Assignment	43
9.4	Entire Agreement	43
9.5	Amendments and Waivers	43
9.6	Expenses	44
9.7	Captions; Counterparts	44
9.8	Governing Law	44
9.9	Severability	44
9.10	No-Shop Provision	44
9.11	No Consequential Damages	45
9.12	Limitation of Specified Claims	45
9.13	Notice of Certain Disputes	45

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EXHIBIT A	Credit Card Marks
EXHIBIT B	Form of Interim Servicing Agreement
EXHIBIT C	Form of Settlement Date Statement
EXHIBIT D	Form of Valuation Date Statement
EXHIBIT E	Form of Assignment and Assumption Agreement
EXHIBIT F	List of Due Diligence Information
EXHIBIT G	Additional Representations and Warranties of Seller
EXHIBIT I	Form of Opinion of Counsel to Seller
EXHIBIT J	Form of Opinion of Counsel to CompuCredit/Purchaser
SCHEDULE 1.1(A)	Daily Settlements
SCHEDULE 4.1(h-1)	Form of Cardholder Agreement
SCHEDULE 4.1(h-2)	Form of Periodic Statement
SCHEDULE 4.1(m)	Accounts Tape
SCHEDULE 4.1(n)	List of Enhancement Programs
SCHEDULE 4.1(s)	List of Credit Ratings and Collection Status Codes
SCHEDULE 4.1(u)	Disclosures Regarding Providian Bank's Policies and Procedures
SCHEDULE 5.2(l)	Information to be delivered in connection with the Interim Securitization or the Securitization

iii

SALE AND PURCHASE AGREEMENT

        This Sale and Purchase Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is made and entered into as of the 31st day of July, 2003 by and among PROVIDIAN BANK, a Utah industrial loan corporation ("Seller"), COLUMBUS BANK AND TRUST COMPANY, a Georgia state-chartered bank ("Purchaser") and COMPUCREDIT ACQUISITION CORPORATION, a Nevada corporation ("CompuCredit").

WITNESSETH

        A.    Seller is the owner of accounts providing for open-end unsecured lines of credit accessible or previously accessible by credit cards bearing the name and logo of Visa, U.S.A., Inc. ("Credit Card Accounts") and related receivables.

        B.    Seller desires to sell, and Purchaser desires to purchase, on the terms set forth herein, the properties, rights, title, interest and privileges of Seller in and to certain Credit Card Accounts, the related receivables and certain related assets as set forth in this Agreement.

        C.    CompuCredit will purchase the receivables arising in the Credit Card Accounts and related assets purchased by the Purchaser hereunder.

        D.    Purchaser and CompuCredit have requested, and Seller has agreed, that Seller will service the Credit Card Accounts and related receivables so sold and purchased pursuant to this Agreement in accordance with the Interim Servicing Agreement for an interim period after the Closing Date.

NOW, THEREFORE, in consideration of the foregoing, the covenants made by the parties herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Definitions.    Except as otherwise specifically indicated, the following terms shall have the meanings specified herein.

        "Account Information" shall mean all information relating to the Accounts and Credit Card Receivables, including, without limitation, Account numbers, Cardholder contact information and information relating to transactions effected through the Accounts.

        "Accountants" shall have the meaning specified in Section 3.9.

        "Accounts" shall mean the Credit Card Accounts that are identified by name and account number on the computer generated tape attached hereto as Schedule 4.1(m).

        "Accrued Interest," with respect to each Account, shall mean the aggregate amount of periodic finance charges that had accrued on that Account as of the Cut-Off Time, but had not been posted to that Account at the Cut-Off Time, and that are actually posted to the Accounts in the billing cycle immediately following the billing cycle in which the Cut-Off Time occurs.

        "Acquired Assets" shall have the meaning specified in Section 2.1.

        "Additional Cost of Funds Amount" shall have the meaning specified in Section 2.3.

        "Additional Servicing Amount" shall have the meaning specified in Section 2.3.

        "Adjusted Purchase Price Amount" shall have the meaning specified in Section 9.12.

        "Adjustment Period" shall mean the period of time commencing at the Cut-Off Time and ending on, but not including, the Valuation Date.

        "Affiliate" shall mean, with respect to any person, corporation or entity, any other person, corporation or entity that directly or indirectly controls, is controlled by or is under common control with such person, corporation or entity. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting, securities, by contract or otherwise; and the terms "common control" and "controlled" have meanings correlative to the foregoing.

        "Agreement" shall have the meaning specified in the Introduction.

        "Allocation Statement" shall have the meaning specified in Section 3.11.

        "Alternative Transaction" shall have the meaning specified in Section 9.10(a).

        "Assignment and Assumption Agreement" shall have the meaning specified in Section 3.2.

        "Average Receivables Balance" shall mean, for any Monthly Period, (i) the sum of (A) the amount of Credit Card Receivables (but excluding any Accrued Interest or any other amounts not posted) on the first day of such Monthly Period and (B) the amount of Credit Card Receivables (but excluding any Accrued Interest or any other amounts not posted) on the last day of such Monthly Period divided by (ii) two. For purposes of this definition, Credit Card Receivables shall exclude Defaulted Receivables.

        "Benefit Agreement" shall have the meaning specified in Section 2.6.

        "Books and Records" shall mean the following books and records in the possession or under the control of Seller, to the extent relating to the Accounts: applications for Accounts, periodic statements, credit and collection files, file maintenance data, credit agreements, disclosure statements, credit information files, credit card slips, receipts and correspondence, whether in documentary form or on microfilm, microfiche, magnetic tape, computer disk or other form whether segregated by Cardholder identity or by document or record type and any other records necessary to evidence ownership, service, administer or enforce the Accounts. Books and records shall not include Seller's general corporate financial and other records, income Tax Returns or other corporate records not specifically relating to the Accounts or which relate to the Accounts and other accounts with respect to which information relating to the Accounts cannot reasonably be extracted.

        "Business Day" shall mean each day other than Saturday, Sunday or a day on which banking institutions in the States of California, Georgia or New York are authorized or obligated by law, executive order or governmental decree to be closed.

        "Cardholder" shall mean an applicant and/or co-applicant in whose name an Account was established or is maintained and/or who is obligated to repay the Credit Card Receivables associated with such Account.

        "Cardholder Agreement" shall mean all agreements entered into between Seller and a Cardholder prior to the Cut-Off Time (together, in each case, with all modifications, amendments, supplements or other changes thereto) containing the terms and conditions of the Account.

        "Cardholder List" shall mean a list containing the names and addresses of Cardholders.

        "Class Action Litigation" shall mean all claims that are, will be or could be asserted in the following civil actions: (i) In re VISA International Service Association, Internet Gambling Litigation, Eastern District of Louisiana, MDL Nos. 1321; (ii) Billie Jo Mackey v. Providian Financial Corporation et al., California Superior Court, San Francisco County, Case No. 412283; (iii) In re Currency Conversion Fee Antitrust Litigation, Southern District of New York, MDL No. 1409; and (iv) Edward W. Mullins v. First Select Inc., Texas State Court, Johnson County, Case No. 3-02CV-1790D.

        "Closing" shall have the meaning specified in Section 3.1.

        "Closing Date" shall have the meaning specified in Section 3.1.

        "Closing Time" shall have the meaning specified in Section 3.1.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Collateral" shall have the meaning specified in Section 5.3(a).

        "CompuCredit" shall have the meaning specified in the Introduction.

        "Conversion Date" shall mean the date on which the last of the following events shall have occurred (i) the Accounts have been transferred from the Processing System, or all or substantially all of the Account Information has been removed from the Processing System, as directed by CompuCredit or Purchaser or their agents in accordance with the Interim Servicing Agreement (or, with respect to the Accounts that will continue to be maintained on Total Systems Services, Inc. after Seller ceases to be available to service such Accounts, the date on which the Seller ceases to be responsible for payments with respect thereto to Total Systems Services, Inc.); (ii) the Account Information shall have been transferred to the Purchaser's Processing System (or, if applicable, Total Systems Services, Inc. for the account of the Purchaser) and (iii) all Servicer tests with respect to the Account Information on the Purchaser's Processing System shall have been conducted.

        "Covered Account" shall have the meaning specified in Section 7.1.

        "Credit Balances" shall mean all amounts owing by Seller to Cardholders on Accounts as of the relevant date, as reflected on the Processing System.

        "Credit Card" shall mean the plastic Visa credit card issued by Seller to each Cardholder pursuant to the relevant Cardholder Agreement.

        "Credit Card Accounts" shall have the meaning specified in Recital A.

        "Credit Card Marks" shall mean such trademarks and service marks of Seller as have been used in connection with the Accounts as set forth on Exhibit A.

        "Credit Card Receivables" shall mean any and all amounts owing (whether billed or unbilled, posted or not), to the owner of the Accounts by Cardholders that arise or have arisen under or in connection with the Accounts, including, without limitation, all principal, outstanding purchases, cash advances, finance charges (including Accrued Interest), annual fees and any other charges and fees assessed on said Accounts.

        "Cut-Off Time" shall mean 11:59 P.M. on May 31, 2003.

        "Defaulted Receivables" shall mean, with respect to any Monthly Period, all principal receivables and finance charge receivables which are charged off as uncollectible in such Monthly Period in accordance with the Policies and Procedures and Seller's customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the Credit Card Receivables. A Credit Card Receivable shall become a Defaulted Receivable on the day on which such Credit Card Receivable is recorded as charged off on Seller's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the last day of the month during which the related Account becomes 180 days contractually delinquent unless the Obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the applicable Policies and Procedures.

        "Deposit Account" shall mean the deposit account or accounts into which Funds are deposited by or on behalf of an Obligor pursuant to the Deposit Documents, together with all money and other properties on deposit therein or credited thereto, and all interest, dividends earnings, income and other distributions from time to time received, receivable or otherwise distributed to or in respect thereof.

        "Deposit Agreement" shall mean an agreement with respect to the Deposit Account at the depository for such Deposit Account, as amended, supplemented or otherwise modified from time to time.

        "Deposit Documents" shall mean the Security Agreement, the Deposit Agreement and all other documents, books, credit files, records, and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Deposit Account and the Funds.

        "Eligible Account" shall mean a Visa consumer revolving credit card account having the following characteristics:

          (a)   is in existence and maintained by the Seller;

          (b)   is payable in United States dollars;

          (c)   except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported to the Seller as having been lost or stolen or has an Obligor who has not been identified as deceased;

          (d)   the Obligor of which has provided, as his or her billing address, an address located in the United States and any Obligor that has a military address;

          (e)   except as provided below, does not have any Credit Card Receivables which have been identified by the Seller or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card;

          (f)    the Obligor of which has not been identified by the Seller in its computer files as having been declared bankrupt;

          (g)   which does not have any Credit Card Receivables that give rise to any claim against any governmental agency, including, without limitation, the United States of America or any one of the states thereof, or any agency, instrumentality, or department thereof;

          (h)   does not have outstanding Credit Card Receivables which have been sold or pledged to any party; and

          (i)    is not an Excluded Account.

        "Eligible Receivable" shall mean each Credit Card Receivable:

          (a)   which has arisen in an Eligible Account;

          (b)   which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Credit Card Receivable at the time of its creation and pursuant to a Cardholder Agreement which complies in all material respects with all Requirements of Law applicable to the Seller;

          (c)   with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Credit Card Receivable or the execution, delivery and performance by the Seller of its obligations, if any, under the related Cardholder Agreement pursuant to which such Credit Card Receivable was created, have been duly obtained, effected or given and are in full force and effect;

          (d)   as to which at the time of the transfer of such Credit Card Receivable to Purchaser, Seller will have good and marketable title thereto free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

          (e)   which at the time of the transfer of such Credit Card Receivables to Purchaser will be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and except as such enforceability may by limited by a right to offset, recoupment, adjustment or any other claim under 12 CFR §226.12(c), 12 CFR §226.13(d) and the Soldiers' and Sailors' Civil Relief Act;

          (f)    which, at the time of transfer to Purchaser, has not been waived or modified except as permitted in accordance with the Policies and Procedures and which waiver or modification is reflected in the Seller's computer file of revolving credit card accounts or, with respect to terms other than pricing terms, otherwise on its Books and Records;

          (g)   which, at the time of transfer to Purchaser, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity), and other than under the Class Action Litigation;

          (h)   as to which, at the time of transfer to Purchaser, the Seller has satisfied all of its material obligations under the applicable Cardholder Agreement to the applicable Cardholder required to be satisfied by such time;

          (i)    as to which, at the time of transfer to Purchaser, the Seller, has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of Purchaser; and

          (j)    which constitutes either an "account" or a "payment intangible" under and as defined in Article 9 of the UCC in effect in the States of Delaware, Georgia, New York or any other state where the filing of a financing statement is required to perfect Purchaser's interest in the Credit Card Receivables and the proceeds thereof.

        "Excluded Account" shall mean any Credit Card Account and its associated Credit Card Receivables that met one of the following criteria as of the Cut-Off Time (except for (xxi) that shall be determined as of the Closing Date):

  (i)
  Any account that has a disputed balance of which the Seller has written notice as of the Cut-Off Time;

  (ii)
  Any account (a) with respect to which, or with a related Cardholder with respect to whom, a filing has been made by the related Cardholder under the United States Bankruptcy Code or any other bankruptcy, insolvency or other similar laws providing for relief of debtors, whether such filing is voluntary or involuntary or (b) which has or should have (in accordance with the Policies and Procedures) a credit rating of Y9;

  (iii)
  Any account (a) that has been charged-off or should have been charged-off in accordance with the Policies and Procedures or (b) which has or should have (in accordance with the Policies and Procedures) an account status of L or P;

  (iv)
  Any account (a) the Cardholder of which is deceased or (b) which has or should have (in accordance with the Policies and Procedures) an account status of B5, T5 or Y9;

  (v)
  Any account that is currently the subject of litigation as a result of an affirmative claim or a counterclaim other than accounts that are in litigation solely as a result of legal collection initiated by Seller but have not been charged-off; provided, that accounts that are subject to the Class Action Litigation shall not be Excluded Accounts solely by reason of being subject thereto;

  (vi)
  Any account where the applicable Cardholder would have been a member of a class action lawsuit relating to the business practices of Seller or its Affiliates but for the fact that such Cardholder opted out of the applicable suit or settlement;

  (vii)
  Any account (a) with respect to which the Cardholder has notified Seller involves or is alleged to involve unauthorized use or fraud or a lost or stolen Credit Card or (b) that has been classified, or should have been classified (in accordance with the Policies and Procedures) by Seller, as of the Cut-Off Time, as a Lost/Stolen/Fraud credit rating of F1 or FA account;

  (viii)
  Any account with a net credit balance as of the Cut-Off Time;

  (ix)
  Any account in the name of an employee, officer or director of Seller;

  (x)
  Any account classified, or that should have been classified (in accordance with the Policies and Procedures) by Seller, as of the Cut-Off Time, as a security account closure or that has a credit rating of X9;

  (xi)
  Any account that is not subject to a valid Cardholder Agreement that is the legal, valid and binding obligation of the related Cardholder and that is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles or as otherwise may be limited by a right to offset, recoupment, adjustment or any other claim under 12 CFR §226.12(c), 12 CFR §226.13(d) and the Soldiers' and Sailors' Civil Relief Act;

  (xii)
  Any account as to which a corporate entity is Cardholder or which is issued to a Cardholder due to his or her status as an employee of a company having a commercial credit card account with Seller;

  (xiii)
  Any account the Cardholder of which does not have an address located in the United States, except for Cardholders that have a military address;

  (xiv)
  Any account which is a merchant account and its associated processing;

  (xv)
  Any account that has a zero balance as of the Cut-Off Time;

  (xvi)
  Any account on which the Cardholder has never made a payment;

  (xvii)
  Any account that is payable in a currency other than U.S. dollars;

  (xviii)
  Any account that has been re-aged in a manner not in accordance with the Policies and Procedures;

  (xix)
  Any account that has activated credit protection;

  (xx)
  Any test accounts opened or maintained by Seller with respect to the Visa System for verification or other internal purposes; and

  (xxi)
  Any account that is a Secured Account as of the Closing Date.

        "Excluded Obligation" shall mean any liability or obligation whatsoever of Seller or any of its Affiliates (except for the Purchaser Obligations and obligations and liabilities of Seller expressly made or assumed hereunder) including, without limitation, any liability or obligation to the extent arising from (a) the failure by Seller or any of its Affiliates or any of their respective agents, directors, officers, servants or employees to comply with any federal, state or local law or regulation, or any rules or regulations of Visa, at any time prior to the Closing Date, (b) the failure by Seller or any of its Affiliates or any of their respective agents, directors, officers, servants or employees to disclose Account terms to the Cardholders at any time prior to the Closing Date, (c) any false or misleading advertising by Seller or any of its Affiliates or any of their respective agents, directors, officers, servants or employees prior to the Closing Date, (d) any action, suit, proceeding or claim or other litigation, or any investigation by any Governmental Authority affecting the Accounts or the Acquired Assets involving the Seller or any of its Affiliates or any of their respective agents, directors, officers, servants or employees to the extent relating to any action or inaction with respect to the Acquired Assets prior to the Closing Date, (e) any action, suit, proceeding or claim or other litigation arising under the Benefit Agreements to the extent resulting from the actions or omissions of Seller or any of its Affiliates or any of their respective agents, directors, officers, servants or employees, (f) any refund, cancellation or fulfillment obligation arising under any Benefit Agreements to the extent not assumed by Purchaser under Section 2.6, (g) any obligation with respect to a Secured Account, (h) any obligation with respect to the Accounts arising prior to the Closing Date and (i) any action, suit, proceeding or claim or other litigation arising under or in connection with any of the items on Schedule 4.1(u) to the extent resulting from the actions or omissions of Seller or any of its Affiliates or any of their respective agents, directors, officers, servants or employees.

        "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day or the Federal Funds Rate is not so published for any day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

        "Fees and Expenses" shall mean all reasonable out-of-pocket fees and expenses of a party, including, without limitation, the fees and disbursements of such party's counsel incurred in connection with the transaction contemplated hereby.

        "Funds" shall mean the money, instruments and other properties provided by or on behalf of an Obligor with respect to an Account from time to time under the Security Agreement as collateral in respect of all or part of the related Credit Card Receivables.

        "Funds Collateral" shall mean with respect to an Account (a) the security interest of Seller in the related Deposit Account and the related Funds, (b) each related Deposit Document, including, without limitation, all monies due or to become due to Seller under or in connection with such related Deposit Document, and all rights, remedies, powers, privileges, benefits and claims of Seller under or with respect to such related Deposit Document (whether arising pursuant to the terms of such related Deposit Document or otherwise available at law or in equity); (c) all guarantees, indemnities, warranties, insurance policies and proceeds and premium refunds and other arrangements of whatever character from time to time under or with respect to such Funds, the Secured Account, the Deposit Account or the Deposit Documents; (d) all other security interests or liens from time to time purporting to secure an Obligor's obligations under or with respect to the Secured Account; and (e) all substitutions for and proceeds of any of the foregoing.

        "Goodwill" shall have the meaning specified in Section 2.4(b).

        "Governmental Authority" shall mean any federal, state, local, domestic or foreign governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other regulatory or self-regulatory entity, the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indemnified Party" shall have the meaning specified in Section 7.6(a).

        "Indemnifying Party" shall have the meaning specified in Section 7.6(a).

        "Interchange" shall mean the portion allocable to the Accounts of interchange fees through Visa in connection with cardholder charges for goods, services and cash advances.

        "Interim Securitization" shall mean the securitization or warehousing transaction to be consummated substantially concurrently with the Closing hereunder by CompuCredit involving the sale or transfer of the Credit Card Receivables to a special purpose entity the ownership interests in which are held by CompuCredit, Merrill Lynch & Co. or their respective Affiliates.

        "Interim Servicing Agreement" shall mean the Interim Servicing Agreement substantially in the form of Exhibit B attached hereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        "Knowledge" shall mean, with respect to Seller, Purchaser or CompuCredit, what is actually known or should reasonably have been known in the ordinary course of the activities, without independent investigation, by the officers of Seller or Providian Financial Corporation (with respect to Seller), the officers of Purchaser (with respect to Purchaser) or the officers of CompuCredit (with respect to CompuCredit), as applicable, with a title of Senior Vice President or above.

        "Lien" shall mean, with respect to any property, any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever relating to that property, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any lien created by this Agreement shall not be deemed to constitute a Lien.

        "Losses" shall have the meaning specified in Section 7.5.

        "Monthly Period" shall mean, with respect to any day, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month; provided, however, that the initial Monthly Period shall commence on the Closing Date.

        "No-Shop Period" shall have the meaning specified in Section 9.10(a).

        "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

        "Operating Regulations" shall mean the by-laws, rules and regulations of Visa.

        "Orders" shall have the meaning specified in Section 4.1(f).

        "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

        "Policies and Procedures" shall mean the written policies and procedures of Seller relating to the manner in which the Seller conducts the Credit Card business, and the policies and procedures relating to the processing, servicing, collection and other administration and management of the Accounts and related receivables, as in effect from time to time.

        "Post Closing Payment Event" shall have the meaning specified in Section 3.7(a).

        "Post Closing Payments" shall have the meaning specified in Section 3.7(b).

        "Processing System" shall mean the system or systems, whether owned or operated by Seller or by any third party, including, without limitation, Total Systems Services, Inc., used on the Closing Date in connection with the provision of processing services or functions to or in connection with the Accounts.

        "Protected Party" shall have the meaning specified in Section 5.1(c).

        "Purchase Price" shall have the meaning specified in Section 2.3.

        "Purchase Price Adjustment Amount," for each Account, shall mean an amount equal to the sum of the daily net settlements of cash receipts and cash disbursements (as defined on Schedule 1.1(A)) with regard to that Account that occur during the Adjustment Period plus an amount equal to the sum of the products of (i) each such daily net amount, multiplied by (ii) the Federal Funds Rate, divided by (iii) 360, multiplied by (iv) the number of days during the period from the date for which such daily net amount is calculated to the Closing Date.

        "Purchaser" shall have the meaning specified in the Introduction.

        "Purchaser Obligations" shall have the meaning specified in Section 2.2.

        "Purchaser's Processing System" shall mean the system or systems, whether owned or operated by Purchaser or by any third party, including, without limitation, Total Systems Services, Inc., used on the Conversion Date in connection with the provision of processing services or functions to or in connection with the Accounts.

        "Related Agreements" shall mean the Assignment and Assumption Agreement and the Interim Servicing Agreement.

        "Repurchase Adjustment Period" shall mean the period from the Closing Date to the Repurchase Date.

        "Repurchase Date," with respect to each Covered Account, shall mean the date on which Seller repurchases from Purchaser (or Purchaser's designee) or compensates Purchaser (or Purchaser's designee) for such Covered Account and the Acquired Assets relating to such Covered Account pursuant to Sections 7.1 and 7.2.

        "Repurchase Price" shall have the meaning specified in Section 7.2.

        "Repurchase Price Adjustment Amount," for each Covered Account, shall mean an amount equal to the sum of the daily net settlements of cash receipts and cash disbursements (as defined on Schedule 1.1(A)) with regard to that Covered Account that occur during the Repurchase Adjustment Period, plus an amount equal to the sum of the products of (i) each such daily net amount, multiplied by (ii) the Federal Funds Rate, divided by (iii) 360, multiplied by (iv) the number of days during the period from the date for which such daily net amount is calculated to the Repurchase Date.

        "Requirements of Law" shall mean, with respect to any Person, any law, treaty, rule or regulation, regulatory guidance binding on Seller or determination of (or agreement with) an arbitrator or Governmental Authority (including usury laws, the Federal Truth in Lending Act, Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System, the Equal Credit Opportunity Act, the Gramm-Leach-Bliley Act, the Federal Fair Debt Collection Practices Act, and state laws, rules and regulations relating to consumer protection, installment sales, telemarketing, unfair and deceptive trade practices and collections), in each case binding on that Person, its property or its agents, and shall include the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

        "Secured Account" shall mean any Account for which the related Obligor has pledged assets or made a cash collateral deposit as full or partial security for payment of the Credit Card Receivables arising in such Account, which assets or deposits are held by Seller as of the Closing Date.

        "Security Agreement" shall mean each security agreement between Seller and an Obligor of a Secured Account pursuant to which such Obligor pledges or grants a security interest in the Funds, the Deposit Account and any other Funds Collateral to secure its obligations under its Secured Account, as amended, supplemented or otherwise modified from time to time.

        "Securitization" shall mean any securitization transaction constituting a refinancing of the Interim Securitization with the proceeds from a sale of notes or certificates pursuant to an offering memorandum or prospectus or in any other manner giving rise to potential liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or rules and regulations thereunder.

        "Securitization Loss" shall have the meaning specified in Section 7.5.

        "Securitization Materials" shall have the meaning specified in Section 5.2(l).

        "Seller" shall have the meaning specified in the Introduction.

        "Seller Securitization Materials" shall have the meaning specified in Section 5.2(1).

        "Settlement Date" shall mean the date not later than fourteen Business Days after the Closing Date on which the net total of the Settlement Date Adjustment Amounts for all of the Accounts is paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be.

        "Settlement Date Adjustment Amount" for each Account, shall mean an amount equal to the sum of the daily net settlements of cash receipts and cash disbursements (as defined on Schedule 1.1(A)) with regard to that Account that occur during the period commencing on the Valuation Date and ending on the Closing Date, plus an amount equal to the sum of the products of (i) each such daily net amount, multiplied by (ii) the Federal Funds Rate, divided by (iii) 360, multiplied by (iv) the number of days during the period from the date for which such daily net amount is calculated to the Settlement Date.

        "Settlement Date Statement" shall mean a statement, substantially in the form of Exhibit C attached hereto and incorporated herein, which contains a computation of the aggregate Settlement Date Adjustment Amounts as of the Settlement Date.

        "Tax" shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty or other like assessment, charge or fee of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority.

        "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

        "Third Party Claim" shall have the meaning specified in Section 7.6.

        "Transfer Servicer" shall mean CompuCredit Corporation.

        "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.

        "Unauthorized Use" shall mean use that was made by a Person other than the Cardholder who did not have actual, implied or apparent authority for such use of the Account and from which the Cardholder received no benefit.

        "Unearned Annual Fee" shall mean the unearned portion of the annual Cardholder fee, if any, paid on an Account that is derived by multiplying the annual fee paid by the Cardholder by a fraction, the numerator of which is equal to the number of full calendar months after the Cut-Off Time remaining in the fiscal year covered by such annual fee, and the denominator of which is twelve.

        "Valuation Date" shall mean a date which is not more than six (6) Business Days before the Closing Date.

        "Valuation Date Statement" shall mean a statement, substantially in the form of Exhibit D attached hereto and incorporated herein.

        "Visa" shall mean Visa U.S.A., Inc.

        1.2    Construction.    Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision or subdivision of this Agreement; references to any Section or Article are references to Sections or Articles in or to this Agreement unless otherwise specified; and the term "including" means "including, without limitation."

ARTICLE 2

PURCHASE AND SALE OF ACQUIRED ASSETS

        2.1    Acquired Assets.

  (a)
  On the Closing Date, Purchaser shall purchase from Seller, and Seller shall sell, convey, assign and transfer to Purchaser, all of Seller's right, title and interest in, to and under the following assets, and the following rights and privileges granted by Seller as the same exist on the Closing Date: (i) the Accounts; (ii) the Credit Card Receivables; (iii) the Cardholder Agreements and all rights and privileges accruing thereunder on and after the Cut-Off Time, including the right to receive all payments on Accounts due from Cardholders on and after the Closing Date; (iv) the Books and Records relating to the Accounts; (v) the Cardholder List; (vi) the right to receive Interchange fees on the Accounts from Visa; and (vii) to the extent assigned to Purchaser pursuant to Section 2.6, Seller's rights in and to the Benefit Agreements relating to the Accounts.

  (b)
  The assets described in Section 2.1(a) are referred to collectively as the "Acquired Assets".

        2.2    Purchaser Obligations.    On and after the Closing Date, Purchaser shall perform, discharge and become liable for the following obligations with respect to the Acquired Assets (collectively, the "Purchaser Obligations"): (i) the obligations to Cardholders under the Cardholder Agreements, (ii) the obligation to pay fees and expenses that arise out of Account activity occurring on or after the Closing Date, (iii) the obligation to pay the Credit Balances existing on the Accounts as of the Closing Date, and the obligation to pay any Credit Balances on the Accounts created on or after the Closing Date, (iv) all Taxes applicable to the Acquired Assets and the Purchaser Obligations, in each case attributable to taxable years or periods, or portions thereof, beginning after the Closing Date, and (v) one-half of any sales Tax, use Tax, transfer Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Acquired Assets or the Purchaser Obligations to Purchaser. Notwithstanding any other provision of this Agreement or the Related Agreements to the contrary, only those liabilities specifically described in this Section 2.2 shall constitute Purchaser Obligations and Purchaser Obligations shall not include any Excluded Obligation or any obligation or liability of Seller expressly made or assumed hereunder.

        2.3    Purchase Price.    The purchase price for the Acquired Assets (the "Purchase Price") shall be an amount equal to: (a) 78.5% multiplied by the total gross outstanding balance of all Credit Card Receivables as of the Cut-Off Time, excluding all Credit Balances on the Accounts as of the Cut-Off Time; minus (b) 78.5% multiplied by the aggregate amount of all Unearned Annual Fees as of the Cut-Off Time; minus (c) an amount equal to the sum of all Credit Balances on the Accounts as of the Cut-Off Time; plus (d) the aggregate Purchase Price Adjustment Amount. The aggregate Purchase Price Adjustment Amount shall be considered a positive number if such amount is payable by Purchaser to Seller, and shall be considered a negative number if such amount is payable by Seller to Purchaser. In addition, Purchaser shall pay to Seller, on the Closing Date, (i) an amount equal to the product of (A) the Purchase Price, determined as of the Cut-Off Time, multiplied by (B) 4.625%, divided by (C) 360, multiplied by (D) the number of days during the period commencing after the Cut-Off Time and ending on, but not including, the Closing Date (the "Additional Cost of Funds Amount") and (ii) an amount equal to the sum of the pass through costs (as specified in Exhibit D, Attachment #2) plus the product of (A) the Average Receivables Balance during the period commencing after the Cut-Off Time and ending on, but not including, the Closing Date, multiplied by (B) 3.8%, divided by (C) 360, multiplied by (D) the number of days during the period commencing after the Cut-Off Time and ending on, but not including, the Closing Date (the "Additional Servicing Amount"). Any Post Closing Payments made pursuant to Section 3.7 will be made in accordance with such Section and will be treated as adjustments to the Purchase Price.

        2.4    Use of Name and Trademarks.

  (a)
  Limited Rights. Purchaser shall have the right, prior to the Conversion Date, to use the Credit Card Marks in connection with the Accounts, in a manner consistent with the current practices of Seller. Seller acknowledges and agrees that all Credit Cards issued to Cardholders prior to the Conversion Date shall contain the name of Seller. Seller further acknowledges and agrees that materials (including Credit Cards) associated with the Accounts and published prior to the Conversion Date may remain in circulation or be utilized by the Cardholders for one year following the Conversion Date; provided that Seller shall be entitled to review and approve such materials (other than relating to routine identification in connection with customer service or collection activities) prior to their use; provided, further, that if Seller does not provide such approval within five (5) Business Days' request therefor from CompuCredit, such approval shall be deemed to have been given.

  (b)
  Rights Reserved by Seller. It is expressly agreed that Purchaser is not purchasing or acquiring any right, title or interest in the Credit Card Marks or the name, or any portion thereof, of Seller or its Affiliates. Purchaser acknowledges that Seller exclusively owns the Credit Card Marks and the goodwill related thereto and symbolized thereby (the "Goodwill"). Purchaser shall not combine the Credit Card Marks with any other mark or term, and shall not use the Credit Card Marks in any manner which could reasonably be expected to materially damage or diminish Seller's Goodwill. Purchaser shall immediately upon receipt of written notice from Seller cease any act or practice that is not permitted by this Section 2.4.

        2.5    Servicing Agreement.    On the Closing Date, Seller shall enter into the Interim Servicing Agreement with Purchaser and CompuCredit.

        2.6    Related Programs.    "Benefit Agreements" shall mean and include all agreements with Cardholders to provide enhancements to the Account or Credit Card, where such enhancements are provided by third-party vendors or Seller, and are set forth on Schedule 4.1(n). Purchaser shall have no obligation for Benefit Agreements with respect to the Accounts to the extent such obligations arose prior to the Closing Date.

        On or prior to August 4, 2003, Seller shall notify the Cardholders who have currently purchased any of the benefit or enhancement programs provided pursuant to a Benefit Agreement that such benefit or enhancement program is cancelled as of the applicable date set forth in Schedule 4.1(n). Seller will credit the Cardholders with any unearned fee paid for the Benefit Agreements as of the effective date of cancellation. Seller shall provide all services with respect to the benefit or enhancement programs provided pursuant to the Benefit Agreements including (i) all agreements with Cardholders to provide enhancements to the Account or Credit Card, where such enhancements are provided by a third party vendor or Seller, (ii) all agreements with Cardholders to purchase products or services from the third party vendor, and (iii) all agreements, contracts, and arrangements between Seller and a Cardholder to offer any debt waiver, suspension or cancellation product to the Cardholder; provided, however, with respect to the Credit Protection program, Seller shall not provide any services on or after the Conversion Date. Neither Purchaser nor CompuCredit shall have any obligations with respect to the Benefit Agreements except as provided in this Section 2.6. After the Conversion Date, CompuCredit, or its designee, shall be responsible for all customer service and administration of the Credit Protection program, as that product is described in Schedule 4.1(n). In order to minimize the customer impact caused by the cancellation of the Benefit Agreements and the sale of the Accounts, CompuCredit and Seller shall provide information to each other and each party will take the necessary steps to allow the provision of benefits to the customers to the extent required under the Benefit Agreements and the cancellation letters.

ARTICLE 3

THE CLOSING

        3.1    The Closing.    Subject to the satisfaction or waiver of all conditions set forth in Article 6, the closing of the transactions contemplated herein (the "Closing") shall be by facsimile transmission or other form of electronic transmission at 3:00 p.m. Eastern Time on the first Business Day following the satisfaction or waiver of each of the conditions set forth in Section 6.1 and 6.2 (other than those conditions that by their nature are to be performed at Closing), at the offices of Orrick, Herrington & Sutcliffe LLP, New York, New York, or at such other time, place and manner as may be mutually agreed by the parties hereto (such time and date being referred to herein as the "Closing Time" and the "Closing Date," respectively). The parties agree to use their reasonable best efforts to cause the Closing to occur on or prior to July 31, 2003.

        3.2    Documents and Certificates.    At the Closing, Seller shall deliver to Purchaser and CompuCredit, and Purchaser and CompuCredit shall deliver to Seller, an agreement (the "Assignment and Assumption Agreement") which conveys to Purchaser all of Seller's rights, title and interest in and to the Acquired Assets and under which Purchaser shall assume the Purchaser Obligations. The Assignment and Assumption Agreement shall be substantially in the form of Exhibit E attached hereto, dated the Closing Date, and shall be appropriately completed and duly executed. Purchaser, CompuCredit and Seller shall, at or prior to the Closing, execute and deliver all such additional instruments, documents or certificates as may be reasonably requested by the other party for the consummation at the Closing of the transactions contemplated by this Agreement.

        3.3    Valuation Date Statement.    Seller shall deliver to Purchaser and CompuCredit the Valuation Date Statement, along with the appropriate reports and other supporting calculations to verify the numbers set forth in the Valuation Date Statement, no later than three (3) Business Days prior to the Closing Date. Purchaser and CompuCredit shall have the right to review the Valuation Date Statement, together with any supporting documents reasonably requested by Purchaser or CompuCredit to verify the accuracy and completeness of the valuations set forth therein, and the Valuation Date Statement shall be revised by Seller to reflect any corrections agreed to by Purchaser, CompuCredit and Seller.

        3.4    Payments on the Closing Date.    On the Closing Date, Purchaser shall pay Seller the Purchase Price (excluding the Post Closing Payments described in Section 3.7) based on the Valuation Date Statement. Payment to Seller on the Closing Date shall be made by a Fedwire transfer no later than 3:00 p.m. Eastern Time in immediately available U.S. dollars to an account designated in writing by Seller.

        3.5    Settlement Date Statement.    Seller shall deliver to Purchaser and CompuCredit the Settlement Date Statement at least two (2) Business Days prior to the Settlement Date. Purchaser and CompuCredit shall have the right to review the Settlement Date Statement, together with any supporting documents reasonably requested by Purchaser or CompuCredit to verify the accuracy and completeness of the valuations set forth therein and the Settlement Date Statement shall be revised by Seller to reflect any corrections agreed to by Purchaser, CompuCredit and Seller.

        3.6    Payments on the Settlement Date.    Purchaser shall pay to Seller, or Seller shall pay to Purchaser, as the case may be, the aggregate Settlement Date Adjustment Amount reflected on the Settlement Date Statement. Such payment shall be remitted no later than 3:00 p.m. Eastern Time on the Settlement Date by a Fedwire transfer in immediately available U.S. Dollars to an account designated by the party to which payment is due.

        3.7    Post Closing Payments.

  (a)
  (i)    If Seller is debited by Visa after the Cut-Off Time for a chargeback in respect of which Seller provided a Cardholder a credit on an Account prior to the Cut-Off Time then (A) Seller agrees to repay to Purchaser the amount of such debit (if and to the extent that such debit has in fact been included in any Purchase Price Adjustment Amount or any Settlement Date Adjustment Amount) and (B) Purchaser agrees to pay to Seller an amount equal to 78.5% multiplied by the amount of such debit by Visa;

  (ii)
  if a check from a Cardholder in payment of amounts owed on an Account, which was credited to such Account prior to the Cut-Off Time, is returned unpaid by the drawee after the Cut-Off Time then (A) Seller agrees to repay to Purchaser the amount of such returned check (if and to the extent that such return payment has in fact been included in any Purchase Price Adjustment Amount or any Settlement Date Adjustment Amount) and (B) Purchaser agrees to pay to Seller an amount equal to 78.5% multiplied by the amount of such returned payment;

  (iii)
  if Purchaser or Seller provides a credit on an Account pursuant to the Policies and Procedures or the policies and procedures of the Transfer Servicer, as applicable, in compliance with all applicable Requirements of Law and Operating Regulations, with respect to Unauthorized Use of that Account prior to the Cut-Off Time then Seller agrees to pay to Purchaser the amount of such credit; provided, however, if such credit is reversed then Purchaser agrees to repay the Seller the amount paid by the Seller with respect to such credit;

  (iv)
  if Purchaser provides a credit on an Account in connection with a transaction posted before the Cut-Off Time as a result of rights asserted by the Cardholder under 12 CFR §226.12(c) or 12 CFR §226.13(d) then Seller agrees to pay to Purchaser the amount of such credit; provided, however, if such credit is reversed then Purchaser agrees to repay the Seller the amount paid by the Seller with respect to such credit;

  (v)
  if Purchaser provides a credit on an Account or any payments in connection with the Class Action Litigation, Seller agrees to pay to Purchaser an amount equal to the full amount of any such credit or such payments; and

  (vi)
  if Purchaser provides a credit on an Account, whether initiated by Seller or the Cardholder, with respect to any annual or multi-year membership fee in connection with any Benefit Agreement that the Cardholder entered into prior to May 31, 2003, then Seller agrees to pay to Purchaser an amount equal to the amount of such credit; provided, however, if such credit is reversed then Purchaser agrees to repay the Seller the amount paid by the Seller with respect to such credit.

  Each of the above events shall be a "Post Closing Payment Event" and the amounts determined above may be netted together to result in either a net amount due to Seller or a net amount due to Purchaser.

  (b)
  Any party with knowledge of any facts relating to any Post Closing Payment Event shall provide, or cause to be provided, to the other party written notice and supporting documentation (to the extent available to such party) in a monthly request. Seller or Purchaser, as the case may be, shall, within five (5) Business Days after receipt of such monthly request, reimburse the other party, in immediately available funds, for the amount of said adjustment, together with an additional amount equal to the product of (i) such reimbursed amount, multiplied by (ii) the Federal Funds Rate, divided by (iii) 360, multiplied by the number of days during the period from and including the date on which such event occurs through and excluding the date of reimbursement. Notwithstanding the foregoing, the parties agree that this Section 3.7 shall be implemented fairly and equitably so as to avoid the double payment or failure to pay any amount which would result in the unjust enrichment of any party pursuant to the terms hereof. The payments to be made by Seller or Purchaser under this Section 3.7 shall be referred to as the "Post Closing Payments."

        3.8    Power of Attorney.    Effective upon the Closing Date and thereafter, Seller hereby irrevocably names, constitutes, and appoints Purchaser, acting through its officers, agents, employees and representatives as Seller's duly authorized attorney and agent with full power and authority to (and solely to) endorse in Seller's name, any checks relating to the Accounts, including any Excluded Account transferred to Purchaser until such Excluded Account is transferred back to Seller.

        3.9    Dispute Resolution.    Seller and CompuCredit agree to attempt in good faith to resolve any disputes arising in connection with the payments made or demanded by the parties under this Article 3, and any resolution or action agreed to in writing by CompuCredit shall be binding on the Purchaser; provided, however, that any such settlement shall not impose upon Purchaser any obligation to make a payment to Seller; provided, further, however, that any settlement obligation that would be imposed upon Purchaser but for the preceding proviso shall be paid by CompuCredit. In the event CompuCredit and Seller are unable to resolve any such dispute, either party may request a mutually agreed upon nationally recognized firm of independent accountants not then engaged by Seller, Purchaser and CompuCredit or any of their Affiliates (the "Accountants") to reconcile any financial items in dispute. Any such request shall be in writing, shall specify with particularity the disputed amounts being submitted for determination and shall include directions to the Accountants to proceed with such review as soon as practicable. The requesting party shall furnish the other party with a copy of such request at the same time it is submitted to the Accountants. CompuCredit, Purchaser and Seller shall cooperate reasonably in assisting the Accountants in their review, including, without limitation, by providing the Accountants full access to all files, books and records relevant thereto and providing such other information as the Accountants may reasonably request in connection with any such review. The determination of the Accountants shall be binding upon Seller, CompuCredit and Purchaser and their respective Affiliates. The fees and disbursements of such Accountants arising out of such review shall be borne by the party against whom such determination is made. In the event of a compromise between the parties to the dispute or if the resolution by the Accountants does not adopt either person's position substantially in its entirety, one-half (1/2) of the fees and disbursements of such Accountants shall be borne by each of the Seller and CompuCredit. In the event the determination made by the Accountants requires any of CompuCredit, Purchaser or Seller to make payment to the other of any additional amount, such party shall make such payment no later than five (5) Business Days following receipt from the Accountants of written notice to both parties of such determination plus interest on any amount due at a rate equal to the Federal Funds Rate divided by 360 for each day during the period from the date on which a payment was required pursuant to the terms of this Agreement through the date of payment.

        3.10    Collections on the Accounts.    On and after the Closing Date, Purchaser shall have the sole right to receive all collections with respect to the Accounts. Notwithstanding the foregoing, Seller shall make collections on the Accounts for Purchaser pursuant to the Interim Servicing Agreement. Seller agrees that all such payments received by it will be deemed to be held in trust for Purchaser until paid to Purchaser in accordance with the terms of the Interim Servicing Agreement.

        3.11    Allocation of Purchase Price.

  (a)
  Within 180 days after the Closing Date, CompuCredit will deliver to Seller a statement (the "Allocation Statement") setting forth its proposed allocation of the total consideration among the Acquired Assets. If within thirty (30) days after Seller's receipt of the draft Allocation Statement, Seller shall not have objected in writing to such draft Allocation Statement, the draft Allocation Statement shall become the Allocation Statement. In the event that Seller objects in writing within such thirty (30) day period, it shall notify Purchaser and CompuCredit (in such written notice) of such disputed item (or items) and the basis for its objection, and Seller and CompuCredit shall act in good faith to resolve any such dispute within thirty (30) days. If Seller and CompuCredit are unable to reach an agreement within thirty (30) days, the dispute shall be resolved and the Allocation Statement shall be determined by the Accountants in accordance with Section 3.9.

  (b)
  The Allocation Statement will be prepared in accordance with Section 1060 of the Code and the rules and regulations promulgated thereunder; provided that no amount shall be allocated to any non-compete or non-solicitation agreement.

  (c)
  CompuCredit, Purchaser and Seller agree to report the allocation of the total consideration among the Acquired Assets in a manner consistent with the Allocation Statement and agree to act in accordance with the Allocation Statement in the preparation and filing of all Tax Returns (including filing Form 8594 with their respective federal income Tax Returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, Treasury regulations, the Internal Revenue Service or any applicable state or local Tax authority) and in the course of any Tax audit, Tax review or Tax litigation relating thereto; provided that CompuCredit, Seller and Purchaser shall use commercially reasonable efforts to uphold the allocation of the total consideration among the Acquired Assets as set forth in the Allocation Statement in the event that such allocation is challenged by any Governmental Authority.

  (d)
  CompuCredit, Purchaser and Seller will promptly inform one another of any challenge by any Governmental Agency to any allocation made pursuant to this Section 3.11 and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

        4.1    Representations and Warranties of Seller.    Seller hereby represents and warrants to Purchaser and CompuCredit, as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation or warranty), as follows:

  (a)
  Organization; Location. Seller is a Utah industrial loan corporation, duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power and authority to own the Accounts and the Acquired Assets and to carry on the business relating to such Accounts and the Acquired Assets as currently conducted, and is duly qualified to do business in each jurisdiction where the ownership or operation of the Accounts or the Acquired Assets or the conduct of the business relating to such Accounts or the Acquired Assets requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Accounts or the Acquired Assets, taken as a whole. Seller is an insured depository institution under the provisions of the Federal Deposit Insurance Act, 12 U.S.C. 1811-1831u and Seller's status as an insured depository institution has not been terminated under the provisions of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. 1818.

  (b)
  Capacity; Authority; Validity. Seller has all necessary power and authority to make, execute and deliver this Agreement and the Related Agreements to which it is a party and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. The making, execution, delivery and performance of this Agreement and the Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Seller. This Agreement and the Related Agreements have been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof and thereof by Purchaser, this Agreement and the Related Agreements will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms (except as such enforcement may be limited by insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C. §1821(d) and (e) and other laws relating to or affecting creditors' rights generally and by general equity principles). Seller did not execute any document relating to the transactions contemplated by this Agreement or otherwise effectuate or consummate any sale or transfer to Purchaser pursuant to this Agreement, in each case (i) in contemplation of insolvency, (ii) with a view to preferring one creditor over another or to preventing the application of its assets in the manner required by applicable law or regulations, (iii) after committing an act of insolvency, or (iv) with an intent to hinder, delay, or defraud itself or its creditors.

  (c)
  Conflict; Defaults. Assuming that the consents and approvals referred to in Section 4.1(d) are obtained, neither the execution and delivery of this Agreement and the Related Agreements by Seller, nor the consummation of the transactions contemplated hereby and thereby by Seller will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by, the terms of any order, law, regulation, contract, indenture, mortgage, instrument, commitment, judgment, or decree to which Seller is a party or by which it is bound, except such conflicts, breaches, defaults or accelerations that would not have, individually or in the aggregate, a material adverse effect on the Accounts or the Acquired Assets, taken as a whole or (ii) violate the articles of incorporation or bylaws, or any other equivalent organizational document, of Seller.

  (d)
  Consents. Except for consents of, notices to, or filings with, (i) the Federal Trade Commission and the Department of Justice pursuant to the HSR Act, (ii) the Federal Deposit Insurance Corporation under the Bank Merger Act and (iii) the banking regulators of the State of Utah, the obtaining or making of each of which, if required, is a condition precedent to Closing, neither the execution and delivery of this Agreement and the Related Agreements by Seller, nor the consummation of the transactions contemplated hereby and thereby will (i) require any consent, approval, authorization, registration or filing under any law, regulation, judgment, order, writ, decree, permit, license or agreement to which Seller is a party, or (ii) require the consent or approval of any other party to any contract, instrument or commitment to which Seller is a party, in each case other than (A) authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority, which have been or will be obtained or made prior to or on the Closing Date and (B) where the failure to obtain such consents, approvals, authorizations or registrations or to make such filings would not have a material adverse effect on the Accounts or the Acquired Assets, taken as a whole. Any such authorization, consent, approval, order, registration or declaration that has been obtained, effected or given is in full force and effect. Seller is not subject to any agreement with any Governmental Authority which would prevent the consummation by Seller of the transactions contemplated by this Agreement and the Related Agreements. Seller is not in default under, and no event has occurred which with the lapse of time or action by a third party could result in a default under, the terms of any judgment, order, writ, decree, permit or license of any agency of any government or court, whether federal, state, municipal or local and whether at law or in equity, which would reasonably be expected to have a material adverse effect on the Accounts or the Acquired Assets, taken as a whole.

  (e)
  Sole Ownership to Acquired Assets. Seller has sole and exclusive ownership of the Acquired Assets free and clear of any Lien. Assuming that the consents and approvals referred to in Section 4.1(d) are obtained, delivery by Seller of the Assignment and Assumption Agreement to Purchaser will (i) vest in Purchaser sole and exclusive ownership of all the Acquired Assets free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates and in compliance with all Requirements of Law applicable to Seller and (ii) constitute a valid assignment of Seller's interest in the Acquired Assets, enforceable against Seller and, upon the filing of all appropriate UCC financing statements, against all other persons, including, without limitation, creditors of and all other entities that have purchased or will purchase assets from Seller.

  (f)
  Litigation. There is no action, suit, proceeding, claim, or other litigation, or any investigation by any Governmental Authority, pending, or, to Seller's Knowledge, any action, suit, proceeding, claim, or other litigation or any investigation by any Governmental Authority threatened, against Seller that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Accounts or the Acquired Assets, taken as a whole.

  With respect to the Final Judgment on Stipulation, dated October 30, 2000, issued by the Superior Court of the State of Connecticut in the case of the State of Connecticut v Providian Financial Corporation, and the Settlement Agreement, finally approved on November 7, 2001 by order of the Superior Court of the State of California in the consolidated class actions described as the Providian Credit Card Cases, (collectively, the "Orders").

  (i)
  All terms of the Orders have been complied with in all material respects, to the best of Seller's knowledge, including payment of amounts ordered to be paid by Seller and all actions required to be taken by the Orders, and no activity proscribed by the Orders has been taken.

  (ii)
  With respect to the Settlement Agreement entered into in the Providian Credit Card Cases, and specifically the exemptions to Released Claims: claims brought in Foston, et al. Providian Financial Corp., et al., No. 305928 (San Francisco Superior Ct.) have been dismissed.

  (g)
  Compliance with Laws. (i) The Accounts, Cardholder Agreements and all related documents comply in all material respects with all settlements relating to litigation and all applicable laws, rules, orders, decrees and regulations and Seller has complied in all material respects with all applicable Requirements of Law and the Operating Regulations with respect to the origination, marketing, maintenance and servicing of the Accounts, and the disclosures in respect thereof including any change in the terms of any Account; (ii) the interest rates, fees and charges in connection with the Accounts comply, in all material respects, with all applicable federal and state laws and regulations and with the Operating Regulations; (iii) other than in the Cardholder Agreements, Seller has made no promise, agreement or commitment to any Cardholder in connection with an Account, except in the ordinary course of business and in compliance in all material respects with the Policies and Procedures in connection with collection and customer service activities; (iv) each Cardholder Agreement is the legal, valid and binding obligation of the Cardholder and any guarantor or co-signer named therein and is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles, and, to Seller's Knowledge, is not subject to offset, recoupment, adjustment or any other claim except for the rights of Cardholders under 12 CFR §226.12(c), 12 CFR §226.13(d) and the Soldiers' and Sailors' Civil Relief Act; (v) each of the Credit Card Receivables arises from or in connection with a bona fide sale or loan transaction (including any amounts in respect of finance charges, annual fees and other charges and fees assessed on Accounts); (vi) a Credit Card has been issued in connection with each Account; (vii) to Seller's Knowledge, each Account is with an individual, and no Account has been entered into with any corporation, partnership, association or other similar entity; and (viii) no Credit Card Receivable is a "commercial loan," as such term is used in the United States Bank Holding Company Act.

  (h)
  Cardholder Agreements: Periodic Statements. Attached as Schedule 4.1(h-1) are true, accurate and complete copies of representative forms of Cardholder Agreements governing each Account, as the case may be, and no Cardholder Agreement governing any Account varies in any material respect from such representative forms. Attached as Schedule 4.1(h-2) are true, accurate and complete copies of the form of periodic statement that Seller is using to service the Accounts as of the Closing Date.

  (i)
  Performance of Obligations. (i) Seller has performed all obligations required to be performed by it to date under the Cardholder Agreements and the Deposit Agreements, and all actions of Seller prior to the Closing Date have been in compliance, in all material respects, with the Cardholder Agreements and Deposit Agreements, (ii) Seller is not in default under the Cardholder Agreements, and (iii) no event has occurred with respect to Seller's performance under the Cardholder Agreements which, with the lapse of time or action by a third party, is reasonably likely to result in a material default by Seller under, any such agreements other than such obligations, defaults, and events which would not, individually or in the aggregate reasonably be expected to have a material adverse effect on the Accounts or the Acquired Assets, taken as a whole. All Cardholder Agreements and Deposit Agreements are legal, valid and binding obligations of Seller, fully enforceable by the respective parties thereto in accordance with their respective terms, except as such enforcement may be limited by insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of conservators or receivers of insured depository institutions under 12 U.S.C. §1821(d) and (e), the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and other laws relating to or affecting creditors' rights generally and by general equity principles.

  (j)
  Operation of Business. Since May 31, 2003, except as previously disclosed to CompuCredit and Purchaser, Seller has not (i) effected any change in the Policies and Procedures as then in effect relating to the Accounts that would have a material adverse effect on the Accounts or the Acquired Assets, taken as a whole; (ii) entered into any transaction or made any commitment or agreement with Cardholders in connection with the Accounts, other than in the ordinary course of Seller's business consistent with the Policies and Procedures in all material respects; or (iii) amended the terms of any Cardholder Agreement, except on an individual basis in accordance in all material respects with the Policies and Procedures. Seller has not offered any material settlement options to the Cardholders of any Accounts that were (i) contained on the accounts tape attached hereto as Schedule 4.1(m) and (ii) less than 90 days delinquent, other than in accordance with the Policies and Procedures. Since May 31, 2003, Seller has serviced the Accounts and the Credit Card Receivables with the same degree of skill and attention that Seller exercised with respect to its other credit card accounts of similar type and account history not conveyed hereby, except where the failure to so service would not have a material adverse effect on the Acquired Assets or the Purchaser Obligations, in each case, taken as a whole.

  (k)
  Finders or Brokers. Seller acknowledges that it has not agreed to pay any fee or commission to any agent, broker, finder, or other person retained by it, for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby and agrees that Seller alone is solely responsible for the payment of any such fee or commission.

  (l)
  Effect of Law on Closing. There is no federal or state statute, rule or regulation, or order or rule of any federal or state regulatory agency that would prevent Seller from selling the Acquired Assets to Purchaser as contemplated by this Agreement or would prevent Seller from performing its obligations under the Interim Servicing Agreement.

  (m)
  Accuracy of Information. All information specified in Exhibit F and furnished by Seller to Purchaser or CompuCredit for purposes of or in connection with this Agreement is or was true and accurate in every material respect, as of the date such information is or was stated or certified. The accounts tape attached as Schedule 4.1(m) to this Agreement is a true, accurate and complete listing in all material respects of all the Accounts being sold to Purchaser, and the information contained therein with respect to the identity of such Accounts and the Credit Card Receivables existing thereunder is true, accurate and complete in all material respects. The Books and Records with respect to the Accounts and the Credit Card Receivables accurately reflect in all material respects the terms and conditions of the Accounts, payment history, outstanding balance, and all receipts with respect to the Accounts and all credits to which such Cardholders are entitled. Each item of the Books and Records is genuine and in all respects is what it purports to be. All of the information specified in Exhibit F provided by Seller to Purchaser or CompuCredit was, as of the date such documents were so provided, true and accurate in all material respects.

  (n)
  Benefit Agreements. Schedule 4.1(n) sets forth a list of all benefit and enhancement programs in effect as of the Cut-Off Time with respect to the Accounts.

  (o)
  Billing Error Claims. As of the date hereof, Seller does not have Knowledge of any material billing error claims involving the Accounts or the Credit Card Receivables, and Seller will promptly notify Purchaser and CompuCredit of any material billing error claims involving the Accounts or the Credit Card Receivables arising between the date hereof and the Closing Date of which it acquires Knowledge. For purposes of this Section 4.1(o), "material billing error claims" are billing error claims related to the Accounts or the Credit Card Receivables resulting from systemic errors in the Processing System, if such claims are, in the aggregate, greater than $100,000.

  (p)
  No "Pay Ahead" Program Offered. Seller has not at any time offered to any Cardholder or group of Cardholders the ability or right to make a payment greater than the minimum payment then due that satisfies the obligation to make a minimum payment in any subsequent billing cycle.

  (q)
  Eligible Accounts. At the Cut-Off Time, each Account is an Eligible Account and is not an Excluded Account.

  (r)
  Eligible Receivables. At the Cut-Off-Time, each Credit Card Receivable is an Eligible Receivable.

  (s)
  Credit Ratings and Collection Status Codes. The credit ratings and collection status codes provided by the Seller to Purchaser included on Schedule 4.1(s) are true, accurate and complete in all material respects.

  (t)
  No Other Representations and Warranties. Notwithstanding anything to the contrary in this Agreement, Seller makes no representation or warranty regarding (i) the credit quality of the Accounts or the Credit Card Receivables, (ii) the future performance of the Accounts or the Credit Card Receivables, or (iii) other than as explicitly set forth herein, its targeting, underwriting or credit criteria (provided that this clause (iii) is not intended to be and shall not be construed to be in derogation of the representations and warranties of Seller set forth in Section 4.1(g)).

  (u)
  Policies and Procedures. Since May 31, 2002, Seller has complied in all material respects with all Policies and Procedures.

        4.2    Representations and Warranties of Purchaser and CompuCredit.    Each of Purchaser and CompuCredit hereby, severally and not jointly, represents and warrants to Seller solely with respect to itself as follows in Sections 4.2(a)-(h):

  (a)
  Organization. CompuCredit is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser is a state-chartered bank, duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the corporate power and authority to own the Acquired Assets being transferred to it and to carry on the business relating to such Acquired Assets and the Purchaser Obligations as contemplated on the Closing Date, and is duly qualified to do business in each jurisdiction where the ownership or operation of the Acquired Assets or the conduct of the business relating to such Acquired Assets and the Purchaser Obligations requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Purchaser.

  (b)
  Capacity; Authority; Validity. Purchaser has all necessary power and authority to make, execute and deliver this Agreement and the Related Agreements to which it is a party and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. The making, execution, delivery and performance of this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Purchaser. This Agreement and the Related Agreements have been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof and thereof by Seller, this Agreement and the Related Agreements will constitute the valid, legal and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws relating to or affecting creditors' rights generally and by general equity principles).

  CompuCredit has all necessary power and authority to make, execute and deliver this Agreement and the Related Agreements to which it is a party and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. The making, execution, delivery and performance of this Agreement and the Related Agreements and the consummation by CompuCredit of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of CompuCredit. This Agreement and the Related Agreements have been duly and validly executed and delivered by CompuCredit and, assuming the due authorization, execution and delivery hereof and thereof by Seller, this Agreement and the Related Agreements will constitute the valid, legal and binding obligations of CompuCredit, enforceable against CompuCredit in accordance with their respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws relating to or affecting creditors' rights generally and by general equity principles).

  (c)
  Conflicts; Defaults. Assuming the consents and approvals referred to in Section 4.2(d) are obtained, neither the execution and delivery of this Agreement and the Related Agreements by Purchaser and CompuCredit nor the consummation of the transactions contemplated hereby or thereby by Purchaser and CompuCredit will (i) conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, the terms of any order, law, regulation, contract, indenture, mortgage, instrument, commitment, judgment or decree to which either Purchaser or CompuCredit is a party or by which either Purchaser or CompuCredit is bound, except such conflicts, breaches, defaults or accelerations that would not have, individually or in the aggregate, a material adverse effect on Purchaser or CompuCredit or (ii) violate the articles of incorporation or bylaws, or any other equivalent organizational document of Purchaser or CompuCredit.

  (d)
  Consents. Except for consents of, notices to, or filings with, (i) the Federal Trade Commission and the Department of Justice pursuant to the HSR Act, (ii) the Federal Deposit Insurance Corporation under the Bank Merger Act and (iii) the Department of Banking and Finance of the State of Georgia, the obtaining or making of each of which, if required, is a condition precedent to Closing, neither the execution and delivery of this Agreement and the Related Agreements by Purchaser and CompuCredit, nor the consummation of the transactions contemplated hereby and thereby Purchaser and CompuCredit will (i) require any consent, approval, authorization, registration or filing under any law, regulation, judgment, order, writ, decree, permit, license or agreement to which Purchaser or CompuCredit is a party, or (ii) require the consent or approval of any other party to any contract, instrument or commitment to which Purchaser or CompuCredit is a party, other than (A) consents, approvals, authorizations, registrations or filings with any Governmental Authority, which have been or will be obtained or made prior to or on the Closing Date and (B) where the failure to obtain such consents, approvals, authorizations or registrations or to make such filings would not have a material adverse effect on Purchaser or CompuCredit. Any such consent, approval, authorization, registration or filing that has been obtained, effected or given is in full force and effect. Neither Purchaser nor CompuCredit is subject to any agreement with any Governmental Authority which would prevent the consummation by it of the transactions contemplated by this Agreement and the Related Agreements. Neither Purchaser nor CompuCredit is in default under, and no event has occurred which with the lapse of time or action by a third party could result in a default under, the terms of any judgment, order, writ, decree, permit or license of any agency of any government or court, whether federal, state, municipal or local and whether at law or in equity, which would reasonably be expected to have a material adverse effect on Purchaser or CompuCredit.

  (e)
  Litigation. There is no action, suit, proceeding, claim, or other litigation, or any investigation by any Governmental Authority, pending, or, to Purchaser's or CompuCredit's Knowledge, any action, suit, proceeding, claim, or other litigation or any investigation by any Governmental Authority threatened, against Purchaser or CompuCredit or any of their respective Affiliates that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Purchaser or CompuCredit.

  (f)
  Finders or Brokers. Neither Purchaser nor CompuCredit has agreed to pay any fee or commission to any agent, broker, finder, or other person retained by it, for or on account of services rendered as a broker or finder in connection with the purchase of the Acquired Assets which would give rise to any valid claim for the payment of any such fee or commission.

  (g)
  Effect of Law on Closing. There is no federal or state statute, rule or regulation, or order or rule of any federal or state regulatory agency, applicable to it which would prevent Purchaser or CompuCredit from purchasing the Acquired Assets from Seller as contemplated by this Agreement or would prevent Purchaser or CompuCredit from performing their respective obligations under the Interim Servicing Agreement.

  (h)
  No Reliance. Without limiting the representation contained in Section 4.1(t) or Seller's liability for breach thereof, Purchaser and CompuCredit acknowledge that none of Purchaser, CompuCredit nor any of their respective Affiliates is relying on Seller for U.S. federal state, or local or foreign income tax advice or relying on Seller to warrant or guarantee the accuracy of any legal conclusions rendered to Purchaser, CompuCredit or any of their respective Affiliates by others.

ARTICLE 5

CERTAIN COVENANTS

        5.1    Mutual Covenants and Agreements.    Each party hereto covenants and agrees that:

  (a)
  Cooperation. Between the date hereof and the date which is one year after the Conversion Date, it shall cooperate with the other party hereto in furnishing any information, including but not limited to Seller Securitization Materials (subject to the provisions of Section 5.2(l)), or performing any action reasonably requested by a party hereto, which information or action is necessary for the prompt consummation of the transactions contemplated by this Agreement; provided that the foregoing (1) shall not require Seller to permit any inspection, or to disclose any information, that would result in the disclosure of any trade secrets of third parties, or trade secrets of Seller or any Affiliate of Seller unrelated to the transactions contemplated by this Agreement, or violate any obligations of Seller to any third party with respect to confidentiality if Seller shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, (2) shall not require any disclosure by Seller that shall, as a result of such disclosure, have the effect of causing the waiver of any attorney-client privilege or (3) otherwise than as provided in Section 5.2(l) (and subject to the limitations set forth in Section 5.2(l)), in the case of any Seller Securitization Materials, shall not result in the assumption (by contract, by law or otherwise) of any liability by Seller or any of its Affiliates or representatives with respect to such information or such documents.

  (b)
  Other Required Information. It shall promptly furnish to the other party hereto all information as is required to be set forth in any application or statement, or amendment thereto, to be filed with any Governmental Authority, or is requested by any Governmental Authority to be set forth therein, in connection with the regulatory approval or review of the transactions contemplated by this Agreement.

  (c)
  Confidentiality. All information furnished by a party (the "Protected Party") to any other party in connection with this Agreement and the transactions contemplated hereby (including any Books and Records delivered by Seller pursuant to Section 5.2(g) solely to the extent such Books and Records relate to Credit Card Accounts not being sold under this Agreement), the Interim Securitization or the Securitization shall be received in confidence and kept confidential by such other party, and shall be used by it only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information: (i) is already lawfully known to such other party on a non-confidential basis when received; (ii) thereafter becomes obtainable from other sources on a non-confidential basis; provided that such source was not known by the other party to be bound by any agreement with the Protected Party to keep such information confidential, or otherwise prohibited from transmitting the information to such party by a contractual, legal or fiduciary obligation; (iii) is required to be disclosed to Visa (provided that the party required to so disclose such information shall give prior notice of such disclosure to the Protected Party and shall take reasonable efforts to obtain reliable assurances that confidential treatment will be afforded the information so disclosed if such treatment is available); (iv) is disclosed by such other party solely to its Affiliates, subservicers, investors (including investors in the Interim Securitization or the Securitization) or financial advisors, to the extent required for the purpose of consummating the transactions contemplated hereby (including the Interim Securitization or the Securitization), provided that (x) such Affiliates, subservicers or financial advisors agree to be bound by the provisions of this Section 5.1(c) (and in any event, such other party shall be responsible for any breach of this Agreement by any of its Affiliates, subservicers or financial advisors) and (y) it is understood that this Section 5.1(c) shall not preclude CompuCredit or other parties involved in the Securitization from disclosing the Seller Securitization Materials to investors in the Securitization; (v) is disclosed by such other party to its auditors or counsel or is required to be disclosed to its lenders, to the extent required for the purpose of consummating the transactions contemplated hereby, the Interim Securitization or the Securitization, provided that such auditors or counsel agree to be bound by the provisions of this Section 5.1(c) (and in any event, such party shall be responsible for any breach of this Agreement by any of its auditors, lenders or counsel), and provided further that with respect to any disclosure to its lenders, the party required to so disclose such information shall give prior notice of such disclosure to the Protected Party and shall take reasonable efforts to obtain reliable assurances that confidential treatment will be afforded the information so disclosed if such treatment is available; or (vi) is required by law, regulation or court order to be disclosed by such other party; provided that prior notice of such disclosure (other than to its Affiliates, auditors, counsel or lenders) has been given to the Protected Party, when legally permissible, and that such party which is required to make the disclosure (i) uses its reasonable best efforts to provide sufficient notice to permit the Protected Party to take legal action to prevent the disclosure or seek an appropriate protective order and (ii) exercises reasonable efforts, at the Protected Party's expense, to obtain reliable assurances that confidential treatment will be accorded the information so disclosed. In the event that the transactions contemplated by this Agreement shall fail to be consummated, such other party shall promptly cause all originals and copies of documents or extracts thereof containing such information and data as to such Protected Party to be returned to the Protected Party or destroyed and shall cause an officer to so certify to the Protected Party. In the event that the transactions contemplated by this Agreement are consummated, then, notwithstanding the foregoing, CompuCredit and Purchaser shall be deemed to be the Protected Party with respect to all information furnished by Seller to CompuCredit or Purchaser relating to Credit Card

    Accounts that were sold under this Agreement. This Section 5.1(c) shall survive any termination of this Agreement.

  Notwithstanding anything to the contrary in this Agreement or the Related Agreements, each party hereto may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction entered into pursuant to this Agreement and the Related Agreements, and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such tax treatment and tax structure. This authorization of tax disclosure is retroactively effective to the commencement of the first discussions among the parties regarding the transactions contemplated by this Agreement and the Related Agreements. For these purposes, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transactions entered into under this Agreement and the Related Agreements.

  (d)
  Press Releases. Except as may be required by law or regulation or a court or regulatory authority or the rules of a stock exchange, or as may be necessary to disclose to lenders and rating agencies or to its federal or state banking regulators, neither CompuCredit, Seller nor Purchaser, or any of their respective Affiliates, subsequent to the date hereof and continuing after the Closing Date, shall issue a press release or make any public announcement related to the transactions contemplated hereby without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided that any disclosure regarding the transactions contemplated hereby, once approved by the parties in accordance with the preceding portion of this sentence, may be repeated in subsequent public releases. The parties to this Agreement agree that any disclosure permitted by the first sentence of this Section 5.1(d) shall not be deemed to violate the restrictions contained in Section 5.1(c) . This Section 5.1(d) shall survive any termination of this Agreement.

  (e)
  Notice to Cardholders. CompuCredit, Seller and Purchaser shall cooperate with one another in good faith to enable Seller, after the Closing Date but prior to the Conversion Date, to prepare, print and mail a notice notifying each Cardholder on a timely basis of the purchase of the Acquired Assets by Purchaser and such other information as may be required by Requirements of Law or the Operating Regulations to be given to such Cardholder and other matters which the parties mutually determine to be appropriate. Any such notice shall be in a form consented to by each of the parties hereto prior to mailing, but no party shall unreasonably withhold such consent.

  (f)
  Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each party to this Agreement shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (provided that the foregoing shall not require Seller to take any action with respect to the Interim Securitization or the Securitization other than as set forth in Sections 5.2(g) and 5.2(l)). Each party to this Agreement will use its reasonable best efforts to obtain consents of all third parties and Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement. The parties and their respective officers, directors and/or employees shall use their reasonable best efforts to take such further actions subsequent to the Closing Date as are reasonably necessary, appropriate or desirable to carry out the purposes of this Agreement.

  (g)
  Advice on Changes. Between the date hereof and the Closing Date, each party shall promptly advise the other of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations of such party contained herein untrue in any material respect or of any fact that would be reasonably likely to result in the failure of the conditions to Closing set forth in Section 6.1 or 6.2 in a timely manner; provided that a breach of this Section 5.1(g) shall not be considered for purposes of determining the satisfaction of the closing conditions set forth in Article 6 or give rise to a right of indemnification under Article 7 or of termination under Article 8 if the underlying breach or breaches with respect to which the other party failed to give notice would not result in the failure of the closing conditions set forth in Article 6 or would not result in the ability of such non-breaching party to obtain indemnity under Article 7 or terminate this Agreement under Article 8, as the case may be.

  (h)
  Preserve Accuracy of Representations and Warranties. Each party hereto shall refrain from taking any action which would render any representation or warranty of such party contained in Article 4 of this Agreement inaccurate as of the Closing Date, except to the extent such action is necessary under Requirements of Law and the Operating Regulations, in which case the party taking such action will use its reasonable best efforts to inform the other party prior to taking such required action. Each party shall promptly notify the other party of any action, suit or proceeding known to it that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

  (i)
  Financing. CompuCredit shall use commercially reasonable efforts to arrange financing for the transaction contemplated hereby.

        5.2    Certain Covenants of Seller.    Seller hereby agrees with Purchaser and CompuCredit as follows:

  (a)
  Preservation of Credit Card Business. From the date of this Agreement and continuing until the Closing Date, Seller, except as expressly contemplated hereby, shall operate its business with respect to the Accounts and the Acquired Assets only in the ordinary course of business and shall use its reasonable best efforts to: (i) maintain and service the Accounts in substantially the same manner as previously maintained and serviced and in accordance in all material respects with the Policies and Procedures as currently in effect or as hereafter modified to the extent required by law, safe or sound banking practices or the Operating Regulations, (ii) maintain and service the Accounts in compliance with applicable Requirements of Law in all material respects; and (iii) not make any change to the Policies and Procedures that would have a material adverse effect on the Accounts or the Acquired Assets, taken as a whole, except as required by law, safe or sound banking practices or the Operating Regulations. Seller shall, and shall cause its agents to, post all payments received prior to the Closing Date to the applicable Account in a manner that complies with all applicable laws and regulations.

  (b)
  Preservation of Accounts. Notwithstanding anything else to the contrary contained herein, unless otherwise agreed to in writing by Purchaser and CompuCredit, from the date of this Agreement, Seller shall: (i) not sell, assign, transfer, pledge or encumber, or permit the encumbrance of, any Account (other than Covered Accounts repurchased under Section 7.1) or Credit Card Receivable without the prior written consent of Purchaser and CompuCredit; (ii) not take any action with respect to the Accounts which shall impair any material rights of Seller other than in the ordinary course of business, and shall not amend any Cardholder Agreement other than amendments on a per customer basis in accordance in all material respects with the Policies and Procedures; provided, however, that Seller shall make no amendment (including, without limitation, by course of dealing) to any Cardholder Agreement unless such amendment becomes legally enforceable prior to the Closing Date; (iii) not grant any credit line increases on or in connection with the Accounts; (iv) comply through the Closing Date with the terms and conditions of the Cardholder Agreements, as then in effect;

    and (v) promptly inform Purchaser and CompuCredit (A) of any material litigation or proceeding, challenging the purchase and sale of the Acquired Assets hereunder, (B) upon acquiring Knowledge of any material adverse change in the financial condition of the Accounts, and (C) any material billing errors, claims, disputes or litigation with respect to the Accounts.

  (c)
  Use of the Cardholder List. In order that Purchaser and CompuCredit may have and enjoy the full benefit of the Acquired Assets, Seller agrees that, for a period of two (2) years following the Closing Date, neither Seller nor any of its Affiliates, will: (i) sell or otherwise provide the Cardholder List, in whole or in part, to any third party; or (ii) use the Cardholder List, in whole or in part, for the purpose of soliciting any Cardholder for any product, including, without limitation, credit card and revolving loan products, whether directly or indirectly. For a period of two (2) years following the Closing Date, neither Seller nor any of its Affiliates, will directly solicit (including, without limitation, by mail, telemarketing, e-mail or statement stuffers), or indirectly solicit through agents or Affiliates (including but not limited to agent bank arrangements with other financial institutions or entities), Cardholders for any product, including, without limitation, credit card and revolving loan products except that such limitation shall not (i) require Seller or any of its Affiliates to exclude such Cardholders from any direct mail, telemarketing or other solicitations undertaken pursuant to any strategic partnership arrangements, co-branding arrangements or affinity agreement arrangements entered into by Seller or any of its Affiliates, (ii) apply to or be binding upon any Person that acquires Seller or any of its Affiliates (whether by merger, consolidation, sale of all or substantially all assets, or other business combination, to which Seller or its Affiliates is a party if, as a result of such transaction, the holders of the outstanding common stock of Seller or such Affiliate, as the case may be, immediately prior to such event own less than 50% of the outstanding voting stock of the surviving or transferee entity of such transaction (or its ultimate parent entity) immediately thereafter), (iii) prohibit Seller or any of its Affiliates from soliciting a Cardholder for such product or service where the related account was purchased from a third party, other than any Affiliate, following the Closing Date or (iv) prohibit Seller or any of its Affiliates from soliciting a Cardholder with a separate and continuing relationship with Seller or any of its Affiliates as of the Cut-Off Date. Furthermore, so long as neither Seller nor any of its Affiliates uses the Cardholder List, it shall not be a violation of this Section 5.2(c) if Seller or any of its Affiliates solicits a Cardholder for any such product that had a relationship, as of the Cut-Off Time, with it that is independent of the relationship existing between such Cardholder and Seller through or as a result of an Account, Credit Card Receivable or product or service offered through or in connection with the Account.

  (d)
  Further Assurances. On or after the Closing Date, Seller shall, to the extent of its obligations hereunder (i) give such further assurances to Purchaser and CompuCredit, execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby; and (ii) use commercially reasonable efforts to assist Purchaser and CompuCredit in, and take such action as may reasonably be necessary to effect, the orderly transition of the operations and servicing relating to the Acquired Assets by the Conversion Date (provided that the foregoing shall not require Seller to take any action with respect to the Interim Securitization or the Securitization, other than as set forth in Sections 5.2(g) and 5.2(l)).

  (e)
  Responsibility for Taxes. Seller shall be liable for and pay, and pursuant to Article 7 shall indemnify, defend and hold Purchaser and CompuCredit and each of their respective Affiliates and their respective officers, directors, employees and permitted assigns, harmless from and against, (i) all Taxes applicable to the Acquired Assets and the Purchaser Obligations, in each case attributable to taxable years or periods, or portions thereof, ending on or prior to the Closing Date and (ii) one-half of any sales Tax, use Tax, transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Acquired Assets or the Purchaser Obligations to Purchaser. For purposes of this Agreement, Taxes attributable to a portion of a taxable year or period shall be determined on a "closing of the books" basis as of the Closing Date (rather than, for example, allocating Taxes for a taxable year or period to such portion on a pro rata basis) except that Taxes imposed on a periodic basis (such as property taxes) shall be allocated on a daily basis. Purchaser agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, Taxes described in clause (ii) of the second preceding sentence.

  (f)
  Books and Records. Except for keeping such Books and Records as Seller may require to perform its obligations under the Interim Servicing Agreement, Seller will make the Books and Records available for delivery to Purchaser or Purchaser's designee, on or within five days of the Closing Date. To the extent Seller delivers originals and does not retain copies of such Books and Records, Purchaser shall, upon the request of Seller and, subject to the payment provisions of Section 4.1(o)(iv) of the Interim Servicing Agreement, deliver, or cause to be delivered, to Seller copies of such Books and Records as Seller may require to meet legal, regulatory, Tax, accounting and auditing requirements. On the Conversion Date, Seller shall deliver to Purchaser, or Purchaser's designee, copies of all the remaining Books and Records not previously delivered at Closing. The Books and Records may contain information regarding Credit Card Accounts not sold in this transaction, and Purchaser agrees to keep such information confidential in accordance with Section 5.1(c). To the extent copies of any Books and Records are not delivered to Purchaser, or Purchaser's designee, on or before the Conversion Date, Seller shall deliver to Purchaser, or Purchaser's designee, subject to the payment provisions of Section 4.1(o)(iv) of the Interim Servicing Agreement, such copies as promptly thereafter as reasonably practicable. Seller and Purchaser each agrees to continue to provide the other any information in its possession or control relating to the Accounts and the Acquired Assets as the other may reasonably require to meet legal, regulatory, Tax, accounting and auditing requirements.

  (g)
  Seller's Further Assistance. For a period of one year from the Conversion Date, Seller will also cooperate with and assist Purchaser, CompuCredit and their representatives in obtaining access to information to assist Purchaser or CompuCredit in securitizing the Acquired Assets (or any portion thereof) as Purchaser or CompuCredit may reasonably request including, but not limited to information requested by a nationally recognized accounting firm selected by CompuCredit in connection with such accounting firm's review of the Securitization Materials, the accounts tape and other Books and Records and cooperation with the issuance of an agreed upon procedures letter with respect thereto; provided, however, that CompuCredit shall retain and pay the costs and expenses of the accounting firm in reviewing such materials and delivering such agreed upon procedures letter; provided, further, that Seller shall be compensated for any reasonable out-of-pocket expenses and significant management time in connection with performing its obligations under this Section 5.1(g); provided further that the foregoing (1) shall not require Seller to permit any inspection, or to disclose any information, that would result in the disclosure of any trade secrets of third parties, or trade secrets of Seller or any Affiliate of Seller unrelated to the transactions contemplated by this Agreement or violate any obligations of Seller to any third party with respect to confidentiality if Seller shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, (2) shall not require any disclosure by Seller that shall, as a result of such disclosure, have the effect of causing the waiver of any attorney-client privilege or

    (3) otherwise than as provided in Section 5.2(l) (and subject to the limitations set forth in Section 5.2(l)), in the case of any Seller Securitization Materials, shall not result in the assumption (by contract, by law or otherwise) of any liability by Seller or any of its Affiliates or representatives with respect to such information or such documents. The parties agree that Seller shall have no obligation to prepare or provide any reports other than (i) the reports currently prepared by it in the ordinary course of business in accordance with the Policies and Procedures relating to the Accounts and (ii) any additional reports that Seller is obligated to provide under the Interim Servicing Agreement; provided that Seller shall not be obligated to prepare or provide any such reports at any time following the Conversion Date. Except as otherwise provided in this Agreement or the Related Agreements, Seller shall take no action after the Closing Date that would be inconsistent with the effective transfer by Seller to Purchaser hereunder of Seller's entire right, title and interest in and to the Acquired Assets. For a period of one year from the Closing Date, Seller shall use reasonable efforts to provide Cardholders who call Seller after the Conversion Date with the customer service or collection telephone numbers of Purchaser, as designated by Purchaser.

  (h)
  Collections on the Accounts. On and after the Closing Date, Purchaser shall have the sole right to receive all collections with respect to the Credit Card Receivables. Notwithstanding the foregoing, Seller may make collections on the Accounts for Purchaser pursuant to the Interim Servicing Agreement. Seller agrees to pay to Purchaser all payments on Accounts that are received by Seller, as servicer under the Interim Servicing Agreement, on and after the Closing Date.

  (i)
  Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Seller shall not, prior to the date which is one year and one day after all securities backed by the Acquired Assets in any Securitization are paid in full, petition, join in the institution against the Purchaser or CompuCredit or otherwise invoke or cause Purchaser or CompuCredit to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against Purchaser or CompuCredit under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Purchaser or CompuCredit or any substantial part of its property or ordering the winding-up or liquidation or the affairs of Purchaser or CompuCredit.

  (j)
  Policies and Procedures. From the date hereof until five years after the Closing Date, Seller shall (i) maintain and preserve a complete and accurate record of the existing Policies and Procedures in effect as of the Cut-Off Time and as of each day thereafter through the Conversion Date, (ii) make the Policies and Procedures available to Purchaser or CompuCredit for inspection at any time during normal business hours upon reasonable advance notice; provided, however, that the foregoing shall not require Seller to permit any inspection, or to disclose any information, that in its reasonable judgment would (x) result in the disclosure of any trade secrets of third parties or trade secrets of itself or violate any of its obligations to any third party with respect to confidentiality or (y) require any disclosure by Seller that could, as a result of such disclosure, have the effect of causing the waiver of any attorney client privilege, and (iii) prior to the effectiveness of any amendment, supplement or modification to the Policies and Procedures through the Conversion Date in any material respect, obtain the consent of Purchaser and CompuCredit with respect to each such amendment, supplement and modification, which consent shall not be unreasonably withheld or delayed.

  (k)
  Outsourced Accounts. Seller shall furnish to Purchaser and CompuCredit no later than seven (7) days after the Closing Date a list or other reasonable method of designating Accounts the collection of the Credit Card Receivables relating thereto are outsourced to (i) collection agents and (ii) attorneys, in each case, with information reasonably satisfactory to the Purchaser and CompuCredit. Seller shall recall Accounts corresponding to Defaulted Receivables that have been assigned to outside collection agencies so that such Accounts may be provided to Purchaser or Purchaser's designee on the date that is the later of August 1, 2003 and the Closing Date so that they may be assigned to agencies or sold.

  (l)
  Securitization.

  (i)
  Seller has delivered, on or prior to the Closing Date will deliver, for use by Purchaser or CompuCredit in and in connection with the marketing, pricing or placement of any securities backed by the Acquired Assets (including, without limitation, any offering document relating thereto, including any exhibits, amendments, attachments or supplements thereto, and other materials to be delivered to investors in connection with the Interim Securitization or the Securitization (the "Securitization Materials")), the narrative descriptions of Seller and the origination of the Accounts set forth in Schedule 5.2(l) and data files containing the historical information regarding the Accounts of the types set forth on Schedule 5.2(l), for a period beginning in June 2001 and ending as of the Cut-Off Time, and, at CompuCredit's request, Seller shall deliver or cause to be delivered for use in the Securitization Materials (A) updates to such historical information through the Conversion Date, (B) updates to the narrative description of Seller and (C) subject to Section 5.2(g), updates on the status of the Class Action Litigation and information as to any litigation commenced against Seller after the date hereof relating to any or all of the Accounts (other than Excluded Accounts) (all such information previously or to be provided by Seller, the "Seller Securitization Materials"). Seller represents and agrees that the information included in the Seller Securitization Materials was and will be true and accurate in every material respect, as of the date such information is or was stated or certified, and Seller shall provide an appropriate officer's certificate to that effect. Seller shall not be required to make any certification regarding the Seller Securitization Materials except as expressly set forth in Section 5.2(l) or to make any representations or warranties regarding any of the information set forth in the Securitization Materials; provided that the foregoing is not intended to be and shall not be construed to be in derogation of the representations and warranties of Seller set forth in Section 4.1. Seller shall have the right (but not the obligation) to (i) review and approve in advance the use of all information provided by it pursuant to this Section 5.2(l) or otherwise in the Securitization Materials and (ii) require the inclusion of such additional information regarding Seller, Providian Financial Corporation or the Acquired Assets in the Securitization Materials that it reasonably believes appropriate; provided, however, that to the extent that the Seller requires the inclusion in the Securitization Materials of such information as set forth in clause (ii) above, such information shall be deemed to be a part of the Seller Securitization Materials. Any Seller Securitization Materials proposed to be used by Purchaser or CompuCredit in the Securitization Materials shall be presented to Seller in substantially complete form no less than five (5) Business Days prior to the proposed first use thereof by Purchaser or CompuCredit, so as to allow Seller to review and approve such materials; provided, however, that if Seller fails to provide any comments to Purchaser or CompuCredit on such materials within two (2) Business Days of receipt, then Seller shall be deemed to have approved such materials.

  (ii)
  Each of CompuCredit and Purchaser hereby acknowledges and agrees that no issuance of any securities under the Interim Securitization or the Securitization will be made by any public or registered offering, and all offers and sales of such securities shall be pursuant to transactions exempt from the registration requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Trust Indenture Act of 1939.

    (iii)
    Seller shall have no liability or obligation under or in connection with the Interim Securitization or the Securitization except as contemplated herein.

    (iv)
    All obligations of Seller under this Agreement with respect to providing information pursuant to Section 5.2(l)(i) regarding the Acquired Assets for inclusion in Securitization Materials shall expire one year after the Conversion Date.

        5.3    Grant of Security Interest; UCC Matters.

  (a)
  The parties hereto intend that the conveyance by the Seller to the Purchaser of the accounts and receivables that are subject to this Agreement shall constitute an absolute sale from the Seller to the Purchaser, conveying good title, free and clear of any liens, claims, encumbrances or rights of others. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, or if for any other reason the Seller is determined to have any right, title, or interest in such accounts or receivables, this Agreement shall constitute a security agreement under applicable law, and the Seller, as security for its obligations hereunder and under the Related Agreements, hereby grants to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under: (i) the Accounts; (ii) the Credit Card Receivables; (iii) the Cardholder Agreements and all rights and privileges accruing thereunder on and after the Cut-Off Time, including the right to receive all payments on Accounts due from Cardholders on and after the Closing Date; (iv) the Books and Records relating to the Accounts; (v) the Cardholder List; (vi) the right to receive Interchange fees on the Accounts from Visa; (vii) to the extent assigned to Purchaser pursuant to Section 2.6, Seller's rights in and to the Benefit Agreements relating to the Accounts; and (viii) all proceeds of the foregoing (collectively, the "Collateral"). All creditors of Seller seeking to have Seller grant a consensual security interest in any of the foregoing Collateral shall be required to subordinate their security interests to the security interest of Purchaser in the foregoing Collateral as a condition precedent to granting any such security interest. Seller agrees to cooperate fully with Purchaser as Purchaser may reasonably request in order to give effect to the security interest granted by this Section 5.3(a), including, without limitation, authorizing and filing of any UCC-1 or comparable statements prepared by Purchaser, in form and content mutually acceptable to each of Seller, Purchaser and CompuCredit, in order to perfect such security interest.

  (b)
  In furtherance of the agreements in Section 5.3(a), Seller hereby makes the additional representations set forth in Exhibit G which are hereby incorporated into this Agreement. For a period of five (5) years from the Closing Date, Seller shall not change its name or state of organization from the name or state of organization set forth in Exhibit G without giving Purchaser and CompuCredit at least thirty (30) days prior written notice thereof.

  (c)
  For a period of five (5) years from the Closing Date, if Seller changes its corporate name, it shall promptly furnish to Purchaser and CompuCredit signed copies of all filings relating thereto and shall promptly take all actions as may be reasonably requested by Purchaser or CompuCredit and necessary or appropriate to preserve and maintain at all times the perfection and priority of the security interests and liens granted or purported to be granted to Purchaser hereunder with respect to the Collateral (provided that Seller shall have no obligation to prepare any financing statements in connection therewith or incur any expenses other than those agreed to be reimbursed by Purchaser or CompuCredit).

  (d)
  Seller hereby authorizes each of Purchaser and CompuCredit to file financing statements concerning the Collateral. Each of Purchaser and CompuCredit is authorized to file, record or otherwise utilize such financing statements as it reasonably deems necessary to perfect and/or enforce any security interest granted hereunder, provided that the form thereof is reasonably acceptable to Seller. Seller will cooperate in good faith with Purchaser and CompuCredit, and perform such other acts reasonably requested by Purchaser or CompuCredit for perfection and enforcement of such security interest, including, without limitation, obtaining control for purposes of perfection with respect to such of the Collateral, if any, a security interest in which is perfected by control.

        5.4    Covenants of Purchaser and CompuCredit.

  (a)
  Purchaser and CompuCredit hereby agree with Seller that, from and after the date hereof, they shall not, and they shall cause their respective Affiliates not to, solicit, directly or indirectly, for employment, or hire, any of the current directors, officers or employees of Seller or its Affiliates to whom either Purchaser, CompuCredit or their respective representatives are introduced, or otherwise have contact with or who are identified to either Purchaser, CompuCredit or their respective representatives, in connection with the consideration or negotiation of the transactions contemplated hereby or in connection with the provision of services by Seller pursuant to the Interim Servicing Agreement, for so long as they are employed by Seller, CompuCredit or their respective Affiliates, until the eighteen (18) month anniversary of the Closing Date, without the prior written consent of Seller; provided that the foregoing shall not apply to (i) generalized solicitations of potential employees that are not targeted at employees of Seller or its Affiliates, (ii) individuals who contact the applicable party or Affiliate on their own initiative without any direct or indirect encouragement by the applicable party or its Affiliate (other than solicitations permitted by clause (i)), (iii) employees located in facilities no longer operated or owned by Seller who are terminated by Seller or its Affiliate in connection with the cessation of such operation or ownership, (iv) employees who are no longer employed by the Seller or its Affiliates, or (v) hiring individuals not solicited in contravention of this sentence.

  (b)
  Each of Purchaser and CompuCredit recognizes that Seller may have certain obligations to Cardholders in connection with the Class Action Litigation, including, without limitation, the obligation to refund or credit certain amounts to Cardholders. Each of Purchaser and CompuCredit agrees to reasonably cooperate with Seller's fulfillment of these obligations and, notwithstanding the prohibitions contained in Section 5.2(c), consents to Seller's use of the Cardholder List for purposes of fulfilling these obligations. It is understood and agreed that such obligations to Cardholders retained by Seller under Section 7.11 are not Purchaser Obligations and shall remain the sole liability of Seller and be treated in accordance with the terms of Section 3.7(a)(v).

ARTICLE 6

CONDITIONS OF CLOSING

        6.1    Conditions Applicable to Purchaser and CompuCredit.    The obligation of Purchaser and CompuCredit under this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Purchaser or CompuCredit, as applicable, of the following conditions as of the Closing Date:

  (a)
  Related Agreements. Seller shall have executed and delivered to Purchaser and CompuCredit the Related Agreements.

  (b)
  Financing Statements. Seller shall have executed and delivered to Purchaser and CompuCredit or their designees, all necessary consents to file financing statements, prepared by Purchaser or CompuCredit and delivered to Seller not later than the day prior to the Closing Date, in the appropriate form for filing under the UCC of the applicable jurisdictions to give notice of Purchaser's interest in the Acquired Assets.

  (c)
  Board Resolutions. Purchaser and CompuCredit shall have received from Seller resolutions of its Board of Directors (certified by its Secretary or Assistant Secretary) authorizing the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

  (d)
  Performance of this Agreement. All the covenants and agreements of this Agreement to be complied with and performed by Seller at or prior to the Closing Date shall have been complied with and performed in all material respects, and, solely with respect to Purchaser's obligations, all the covenants and agreements of this Agreement to be complied with and performed by CompuCredit at or prior to the Closing Date shall have been complied with and performed in all material respects.

  (e)
  Accuracy of Representations and Warranties. The representations and warranties of Seller as set forth in Section 4.1, taken as a whole, shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except that representations and warranties that by their terms speak as of a specific time shall be true and correct only as of such time), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Purchaser and CompuCredit.

  (f)
  No Material Adverse Change. Since the Cut-Off Time, there shall have been no material adverse change in the condition, financial or otherwise, of the Seller, Providian Financial Corporation, or on the Accounts or the Acquired Assets taken as a whole, other than any change attributable to or resulting from (i) events, conditions or trends in economic, business or financial conditions generally, (ii) general changes in conditions in or otherwise affecting the credit card industry, or (iii) this Agreement or the announcement or performance of this Agreement.

  (g)
  Litigation. No action, suit, litigation, injunction, investigation, arbitration or proceeding related to any of the Accounts or the Acquired Assets or the transactions contemplated hereby shall have been threatened in writing or instituted that is reasonably likely to restrict or prohibit or otherwise have a material adverse effect on the consummation of any of the transactions contemplated hereby or a material adverse effect on the Accounts or the Acquired Assets, taken as a whole.

  (h)
  Consents. All (i) consents, licenses, permits or approvals or authorizations or exemptions by notice or report to, or registrations, filings or declarations with, any Governmental Authority (including without limitation, any notifications under the HSR Act and all approvals of the Federal Deposit Insurance Corporation and applicable state banking regulators), and (ii) consents of any other person required in connection with the execution or delivery by Seller, and the validity or enforceability against Seller, of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, or the performance by Seller of its obligations hereunder or thereunder, have been obtained at or prior to the Closing Date, and all required waiting periods shall have elapsed, except, in the case of clause (ii), for such consents the failure to receive would not have a material adverse affect on the consummation of any of the transactions contemplated hereby or a material adverse effect on the Acquired Assets, taken as a whole.

  (i)
  Seller's Certificates Concerning Agreement. Seller shall have furnished to Purchaser and CompuCredit (i) a certificate, dated the Closing Date, signed by a senior officer of Seller to the effect that the conditions set forth in Sections 6.1(d) and (e) have been satisfied and (ii) a certificate dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of Seller, certifying the incumbency of the officers or other representatives of Seller signing this Agreement and the Related Agreements.

  (j)
  Legal Opinions. Seller shall have furnished to Purchaser and CompuCredit opinions of counsel to Seller, in each case dated the Closing Date and addressed to Purchaser and CompuCredit and, as appropriate, the underwriters of the securities pursuant to the Securitization, substantially in the forms contained in Exhibit I.

  (k)
  Financing. CompuCredit shall have arranged for and completed the Interim Securitization.

  (l)
  Account Information. Purchaser and CompuCredit shall have received from Seller the information set forth in Schedule 5.2(l) in form and substance satisfactory to Purchaser and CompuCredit.

        6.2    Conditions Applicable to Seller.    The obligation of Seller under this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Seller of the following conditions as of the Closing Date:

  (a)
  Related Agreements. Each of CompuCredit and Purchaser shall have executed and delivered to Seller the Related Agreements.

  (b)
  Board Resolutions. Seller shall have received from Purchaser and CompuCredit certified resolutions of their respective Boards of Directors authorizing the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

  (c)
  Providian Financial Corporation Board Resolutions. Seller shall have received from Providian Financial Corporation certified resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

  (d)
  Performance of this Agreement. All the covenants and agreements of this Agreement to be complied with and performed by Purchaser and CompuCredit at or prior to the Closing Date shall have been fully complied with and performed in all material respects.

  (e)
  Accuracy of Representations and Warranties. The representations and warranties of Purchaser and CompuCredit as set forth in Section 4.2 shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller.

  (f)
  Litigation. No action, suit, litigation, injunction, investigation, arbitration or proceeding related to any of the transactions contemplated hereby shall have been threatened or instituted that is reasonably likely to restrict or prohibit or otherwise have an adverse effect on the consummation of any of the transactions contemplated hereby or a material adverse effect on the Accounts or the Acquired Assets, taken as a whole.

  (g)
  Consents. All consents of any person and all consents, licenses, permits or approvals or authorizations or exemptions by notice or report to, or registrations, filings or declarations with, any Governmental Authority (including without limitation, any notifications under the HSR Act and all approvals of the Federal Deposit Insurance Corporation and applicable state banking regulators), in connection with the execution or delivery by Purchaser and

    CompuCredit, and the validity or enforceability against Purchaser and CompuCredit, of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, or the performance by Purchaser and CompuCredit of their obligations hereunder or thereunder, have been obtained at or prior to the Closing Date, and all waiting periods shall have elapsed with respect thereto.

  (h)
  No Regulatory Disapproval. Neither the Seller nor any Affiliate shall have been informed by its banking regulators of disapproval of or objection to its sale of the Acquired Assets to Purchaser pursuant to the terms of this Agreement.

  (i)
  CompuCredit's Certificate Concerning Agreement. Purchaser and CompuCredit shall each have furnished to Seller (i) a certificate, dated as of the Closing Date, signed by a senior officer of such party to the effect that the conditions set forth in Sections 6.2(d) and (e) have been satisfied and (ii) a certificate, dated as of the Closing Date, signed by a Secretary or an Assistant Secretary, certifying, the incumbency of the officers or other representatives signing this Agreement and the Related Agreements.

  (j)
  Opinions of Counsel. Purchaser and CompuCredit shall each have furnished to Seller an opinion or opinions of (i) Orrick, Herrington & Sutcliffe LLP, dated the Closing Date, as to CompuCredit and (ii) the in-house counsel of Synovus Corporation and Morrison and Foerster LLP, dated the Closing Date, as to Purchaser, in each case, addressed to Seller, substantially in the form contained in Exhibit J hereto.

ARTICLE 7

INDEMNIFICATION AND REPURCHASE

        7.1    Seller's Repurchase Obligations.    Purchaser and CompuCredit shall be entitled to cause Seller to repurchase, on a one time basis as set forth in this Article 7, any Covered Account (as defined below); provided, however, that Purchaser and CompuCredit shall be entitled to cure any clerical error or omission or correct any ambiguities in connection with any submissions by Purchaser or CompuCredit with respect to such repurchase, within 15 days of such submission. Such right shall apply to any Account that is reasonably determined, at any time on or prior to the expiration of 150 days after the Conversion Date, by Purchaser or CompuCredit to be (i) an Account which should have been classified as an Excluded Account as of the Cut-Off Time, (ii) an Account that was not an Eligible Account as of the Cut-Off Time or (iii) an Account for which any of the related Credit Card Receivables was not an Eligible Receivable as of the Cut-Off Time (in each case, a "Covered Account"). In order to exercise such repurchase right, Purchaser or CompuCredit, or their designee, may demand in writing that Seller repurchase all such Covered Accounts (and all other Acquired Assets relating to such Covered Account) as have been so designated on or before the expiration of such 150 day period for an amount equal to the Repurchase Price, calculated in the manner set forth in Section 7.2. Upon payment of the aggregate Repurchase Price with respect to such Covered Accounts, Seller, in its sole discretion, may elect to either (i) require Purchaser to reconvey to Seller, at Seller's reasonable cost and expense, any such Covered Account (and all other Acquired Assets relating to such Covered Account) or, (ii) allow Purchaser to retain any such Covered Account (and all other Acquired Assets relating to such Covered Account). Neither Purchaser nor any other person shall be entitled to any contractual claim or damages hereunder in respect of the Purchase Price with respect to any Covered Account to the extent that Purchaser has been compensated through the payment by Seller to the Purchaser of the Repurchase Price for such Covered Account in accordance with the terms of this Section 7.1.

        7.2    Repurchase Price.    The "Repurchase Price" for each Covered Account shall be an amount equal to the sum of (i) the portion of the Purchase Price paid in connection with such Covered

Account, plus (ii) the Additional Cost of Funds and the Additional Servicing Amount paid in connection with such Covered Account, minus (iii) the Purchase Price Adjustment Amount for such Covered Account, minus (iv) the Settlement Date Adjustment Amount for such Covered Account, minus (v) the Repurchase Price Adjustment Amount for such Covered Account. Upon payment of the Repurchase Price as set forth herein, Purchaser, at the request of Seller, in connection with any determination by Seller to require the reconveyance of such Covered Account, shall deliver, or cause to be delivered, to Seller all files and Books and Records relating to such repurchased Covered Account and shall execute and deliver such instruments of transfer or assignment, in each case without recourse absent any violation by Seller or Purchaser of Requirements of Law or the applicable Cardholder Agreement, as shall be necessary to revest in Seller title to such repurchased Covered Account on the same basis owned by Seller immediately prior to the Closing Date. For purposes of determining the Repurchase Price for any such Covered Account, each of the Purchase Price Adjustment Amount, the Settlement Date Adjustment Amount and the Repurchase Price Adjustment Amount shall be considered positive numbers if such amount was paid or is payable by Seller to Purchaser, and shall be considered negative numbers if such amount was paid or is payable by Purchaser to Seller.

        7.3    Seller's Indemnification Obligations.    Seller shall be liable to and shall indemnify, defend and hold each of Purchaser and CompuCredit and their Affiliates and their respective officers, directors, employees and permitted assigns, harmless from and against any and all Losses (as hereinafter defined) to the extent arising from or relating to: (i) any breach by Seller of any representation or warranty expressly made by Seller hereunder or under the Related Agreements; (ii) any breach by Seller of any covenant, agreement or undertaking expressly made by Seller hereunder or under the Related Agreements; and (iii) any Excluded Obligation; except to the extent such Losses arise from Purchaser's or CompuCredit's or their Affiliates' gross negligence, fraud or willful misconduct.

        Without limiting the obligations of Seller to make any payments pursuant to Article III or Section 7.1, obligations owed by Seller pursuant to this Section 7.3 shall in no event exceed the sum of two hundred million dollars ($200,000,000), except with respect to Losses arising from the gross negligence, fraud or willful misconduct of Seller or its Affiliates.

        Notwithstanding the foregoing, no Indemnified Party will be entitled to indemnity from Seller under sub-clauses (i) or (ii) of this Section 7.3 unless the aggregate amount of all Losses for which all Indemnified Parties would, but for this sentence, be entitled exceeds five hundred thousand dollars ($500,000); provided, however, each Indemnified Party shall be entitled to the full amount of all indemnities to which it is entitled under this Section 7.3 upon the realization of Losses by all Indemnified Parties in an aggregate amount that exceeds five hundred thousand dollars ($500,000); provided, further, however, that the foregoing limitation shall not apply to the obligations to make any payments pursuant to Article III or Section 7.1.

        7.4    CompuCredit's Indemnification Obligations.    CompuCredit shall be liable to and shall indemnify, defend and hold Seller and its Affiliates and their respective officers, directors, employees and permitted assigns, harmless from and against any and all Losses arising from or relating to: (i) any breach by Purchaser or CompuCredit of any representation or warranty expressly made by Purchaser or CompuCredit hereunder or under the Related Agreements; (ii) any breach by Purchaser or CompuCredit of any covenant, agreement or undertaking expressly made by Purchaser or CompuCredit hereunder or under the Related Agreements; (iii) any Purchaser Obligation; (iv) any action or failure to act by Purchaser or CompuCredit or their Affiliates with respect to an Acquired Asset after the Closing Date; except to the extent such losses arise from the Seller's or its Affiliates' gross negligence, fraud or willful misconduct; and (v) the closure of any Deposit Account and the application of the deposits therein to the related Account which, on the Cut-Off Date, was a Secured Account; provided that nothing in this clause (v) shall supersede Seller's representations and warranties under Article IV as to enforceability of the Deposit Agreements under applicable contracts law and the compliance of Seller's actions prior to the Closing Date with the Cardholder Agreements and Deposit Agreements.

        Without limiting the obligations of CompuCredit to make any payments pursuant to Article III, obligations owed by CompuCredit pursuant to this Section 7.4 shall in no event exceed the sum of two hundred million dollars ($200,000,000), except with respect to Losses arising from the gross negligence, fraud or willful misconduct of CompuCredit, Purchaser or their Affiliates.

        Notwithstanding the foregoing, no Indemnified Party will be entitled to indemnity from CompuCredit under Section 7.4 unless the aggregate amount of all Losses for which all Indemnified Parties would, but for this sentence, be entitled exceeds five hundred thousand dollars ($500,000); provided, however, each Indemnified Party shall be entitled to the full amount of all indemnities to which it is entitled under this Section 7.4 upon the realization of Losses by all Indemnified Parties in an aggregate amount that exceeds five hundred thousand dollars ($500,000); provided, further, however, that the foregoing limitation shall not apply to the obligations to make any payments pursuant to Article III.

        Nothing herein shall be construed to modify, limit or impair any other indemnification obligations between Purchaser and CompuCredit.

        7.5    Definition of Losses.    For purposes of this Agreement, the term "Losses" shall mean any loss, liability, damage, costs and expenses, including, without limitation, any attorneys' fees (including, without limitation, those incurred to enforce the rights hereunder against another party hereto), disbursements and court costs, in each case reasonably incurred by the Indemnified Party (as defined in Section 7.6) in connection with any claims asserted or made by a bonafide third party not a party or an Affiliate of a party hereto; provided that in no event shall Losses include any special, punitive, or exemplary damages, or incidental losses or damages, even if the Indemnified Party has been advised of the possibility of such losses or damages. The amount of any Loss for which indemnification is provided under this Article 7 shall be net of any amounts actually recovered by the Indemnified Party under any insurance policies with respect to such Loss and shall be (i) increased to take account of any net Tax cost (other than a reduction in Tax basis as a result of Section 7.7) incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss, in each case when and as such Tax cost or Tax benefit is actually realized through an increase or reduction of Taxes otherwise due. For the avoidance of doubt, the parties agree that "Loss" shall include any and all costs, expenses, losses, damages, claims, and liabilities (including reasonable legal fees and expenses) incurred by Purchaser and CompuCredit and their Affiliates and their respective officers, directors, employees and permitted assigns as a result of claims of third parties under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or rules and regulations thereunder, to the extent arising out of or resulting from any breach by Seller of its representations and warranties made in Section 4.1(m) or Section 5.2(l) (any such Loss, a "Securitization Loss"). For purposes of the preceding sentence and Section 7.12, Merrill Lynch & Co. and its Affiliates, shall be deemed to be an Affiliate of CompuCredit; provided, that the foregoing shall not constitute Merrill Lynch & Co. or any of its Affiliates as an intended beneficiary of this Agreement.

        7.6    Procedures.

  (a)
  Notice of Claims. The parties agree that in case any claim is made or any suit or action is commenced by any party that is not a party to this Agreement or an Affiliate thereof with respect to Losses that may give rise to a right of indemnification (a "Third Party Claim"), or any knowledge is received of a state of facts which, if not corrected, may give rise to a right of indemnification, for such party hereunder ("Indemnified Party") from the other party ("Indemnifying Party"), the Indemnified Party will give notice to the Indemnifying Party as promptly as practicable after the receipt by the Indemnified Party of notice or knowledge of such claim, suit, action or state of facts. Notice to the Indemnifying Party under the preceding sentence shall be given no later than fifteen (15) days after receipt by the Indemnified Party of service of process in the event a suit or action has commenced or thirty (30) days under all other circumstances. The failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is prejudiced by such failure. Such notice shall describe in reasonable detail the issue that has or may result in indemnification pursuant to Section 7.3 or 7.4. The Indemnified Party shall (i) provide to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to any Third Party Claim that are not separately addressed to the Indemnifying Party and (ii) make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any Third Party Claim or other claim for indemnification, and each party hereunder will render to the other such assistance as it may reasonably require of the other in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder.

  The Indemnifying Party shall have the right to defend, compromise and settle any Third Party Claim in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified Party in connection therewith. The Indemnifying Party shall notify the Indemnified Party within ten (10) Business Days of having received written notice pursuant to this Section 7.6(a) of the Third Party Claim whether the Indemnifying Party elects to assume the defense of any such Third Party Claim and employ counsel, provided that the Indemnified Party does not object to such counsel in a reasonable exercise of its discretion. The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party so elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party's expense, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party; (ii) the Indemnifying Party shall not have employed counsel to take charge of the defense of such action prior to or promptly after electing to assume the defense thereof, or (iii) in the reasonable judgment of counsel to the Indemnified Party, as evidenced in writing, there is a reasonable basis for a possible conflict of interest between the Indemnified Party and the Indemnifying Party or there are defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events said reasonable fees and expenses shall be borne by the Indemnifying Party.

  (b)
  Settlement of Claims. The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified Party (without the consent of the Indemnifying Party) in respect of which indemnification payments may be sought from the Indemnifying Party hereunder, provided that the Indemnifying Party shall have no liability in respect of such settled or compromised claim, suit or action. Except to the extent provided in the preceding sentence, the Indemnified Party may not settle or compromise any claim, suit or action against the Indemnified Party without the consent of the Indemnified Party, which consent shall not be unreasonably withheld.

  (c)
  Time Limits. Any claims for indemnity pursuant to Section 7.3(i) or (ii) or 7.4(i) or (ii) may be made for a period of two (2) years following the Closing Date; provided, however, to the extent a claim for indemnity pursuant to Section 7.3 has been made as a result of Securitization Losses, such claim may be made for a period of four (4) years following the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty shall be deemed to survive the time at which it otherwise would have terminated pursuant to this Section 7.6(c) solely for the purpose of resolving any claim with respect to which the Indemnified Party has submitted, in accordance with this Article 7, notice of the breach thereof or of the third party claim giving rise to such right to indemnity prior to such time.

  (d)
  Subrogation. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other persons with respect to any amount paid by the Indemnifying Party under this Article 7. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claim against such other persons.

        7.7    Treatment of Indemnification.    CompuCredit and Purchaser and Seller agree that, for purposes of computing the amount of any indemnification payment under this Article 7, any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes.

        7.8    Exclusive Recourse to CompuCredit.    The parties acknowledge that notwithstanding the use of the term "Purchaser" in various provisions of this Agreement, Columbus Bank and Trust Company, as Purchaser, shall have no liability or obligation of any type or nature to Seller arising under any provision of this Agreement, including but not limited to any breach of any representation, warranty or covenant of Purchaser. Seller acknowledges that Seller shall not have, and hereby waives, any claim whatsoever against Purchaser for any such breach or alleged breach and that Seller's sole recourse for purposes of enforcing any provision of this Agreement shall be solely to CompuCredit. Notwithstanding the foregoing, Seller may seek injunctive relief from any court of competent jurisdiction requiring the specific performance by Purchaser of its obligation pursuant to Section 2.1 to acquire the Acquired Assets on the Closing Date. To the extent a payment obligation arises with respect to Purchaser hereunder, Purchaser directs CompuCredit to pay such obligation directly to Seller.

        7.9    Providian Financial Corporation Guaranty.    Providian Financial Corporation unconditionally guarantees the prompt and complete financial and performance obligations, whether now in existence or hereafter arising, of Seller to Purchaser or CompuCredit and their Affiliates and their respective officers, directors, employees and permitted assigns arising out of or under this Agreement, the Interim Servicing Agreement and the Related Agreements, from the date hereof until the completion of the merger between Providian National Bank and Seller. Upon the completion of the merger of Providian National Bank and Seller, Providian National Bank, as the surviving entity, will assume all of the financial and performance obligations of Seller under this Agreement, the Interim Servicing Agreement and the Related Agreements.

        Providian Financial Corporation may not assign its rights nor delegate its obligations under this Agreement, the Interim Servicing Agreement and the Related Agreements, in whole or in part, without prior written consent of Purchaser and CompuCredit, and any purported assignment or delegation absent such consent is void.

        7.10    CompuCredit Corporation Guaranty.    CompuCredit Corporation unconditionally guarantees the prompt and complete financial and performance obligations, whether now in existence or hereafter arising, of Purchaser and CompuCredit to Seller and its Affiliates and their respective officers, directors, employees and permitted assigns arising out of or under this Agreement, the Interim Servicing Agreement and the Related Agreements from the date hereof until the second anniversary of the Closing Date.

        CompuCredit Corporation may not assign its rights nor delegate its obligations under this Agreement, the Interim Servicing Agreement and the Related Agreements, in whole or in part, without prior written consent of Seller, and any purported assignment or delegation absent such consent is void.

        7.11    Class Action Litigation.    Notwithstanding any other provision of this Agreement or the Related Agreements to the contrary, (i) Seller shall retain all liabilities in respect of the Class Action Litigation; (ii) Purchaser and CompuCredit and their Affiliates shall have no liability to any person, firm or entity in respect of the Class Action Litigation; (iii) the rights of Purchaser and CompuCredit and their Affiliates regarding the Class Action Litigation shall not be subject to any restrictions, time limits or caps, contained in any of the indemnification provisions of this Agreement or the Related Agreements; and (iv) Seller shall be liable to and shall indemnify, defend and hold Purchaser and CompuCredit and their Affiliates, harmless from and against any and all loss, liability, damage, costs and expenses, including without limitation, any attorneys' fees (including, without limitation, those incurred to enforce the rights hereunder against another party hereto), disbursements and court costs, in each case reasonably incurred by Purchaser or CompuCredit and their Affiliates arising from or relating to the Class Action Litigation; provided, however, that Seller shall have no obligation to indemnify Purchaser or CompuCredit for any liability with respect to the Class Action Litigation to the extent that such liability results from actions of Purchaser or CompuCredit after the Closing Date.

        7.12    Exclusive Remedy.    Indemnification under the provisions of Sections 7.3 through this Section 7.12 shall constitute the sole and exclusive remedy of the parties hereto with respect to any loss, liability, damage, costs and expenses, including without limitation any attorneys' fees (including without limitation, those incurred to enforce the rights hereunder against another party hereto), disbursements and court costs incurred in connection with any claims asserted or made by a bonafide third party not a party or an Affiliate of a party hereto, whether any of the foregoing shall be considered a Loss or otherwise. For the avoidance of doubt, (i) any Securitization Loss shall be subject to the exclusivity provisions set forth in this Section 7.12; and (ii) neither Purchaser or CompuCredit and any Affiliate, on the one hand, nor Seller and any Affiliate, on the other, shall be entitled to reimbursement for any Losses to the extent such party has been compensated for such Losses by the payment of contractual damages under this Agreement. For the avoidance of doubt, no indemnification shall be available for any contractual damages or loss which does not constitute a Loss. The parties agree that this Article 7 and Section 9.12 shall be implemented fairly and equitably so as to avoid the double payment or failure to pay any amount which would result in the unjust enrichment of any party or their Affiliates pursuant to the terms hereof.

ARTICLE 8

TERMINATION

        8.1    Termination By Either Party.    Each party to this Agreement shall take all commercially reasonable actions to ensure the consummation of the transactions contemplated hereby. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated prior to the Closing Date:

  (a)
  by either Purchaser or CompuCredit, on the one hand, or Seller, on the other hand, if the other has breached any of its representations, warranties, covenants or undertakings contained herein, which breach, individually or in the aggregate, would cause the conditions set forth in Section 6.1(d) or 6.1(e) (in the case of a breach by Seller) or Section 6.2(d) or 6.2(e) (in the case of a breach by Purchaser or CompuCredit) to not be satisfied, and which breach has not been or cannot be cured prior to the fifth business day after the date on which written notice of such breach is given to the party committing such breach, unless such breach has been waived by the non-breaching parties;

  (b)
  by the mutual written consent of the parties;

  (c)
  by any of CompuCredit, Purchaser or Seller if the Closing Date has not occurred by August 18, 2003, or if the sole outstanding condition to closing pursuant to Sections 6.1 and 6.2 as of such date is FDIC approval of the transaction, by September 15, 2003, except to the extent the failure to close arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty or covenant of such party contained herein;

  (d)
  by either Purchaser or CompuCredit, if the Seller has provided to Purchaser or CompuCredit notice that the Board of Directors of Seller or the Board of Directors of Providian Financial Corporation shall have determined, in consultation with outside legal counsel, that failure to terminate this Agreement would be inconsistent with the proper exercise of the fiduciary duties of the Board of Directors of Seller or the Board of Directors of Providian Financial Corporation;

  (e)
  by either Purchaser or CompuCredit, if the Seller has provided to Purchaser or CompuCredit notice of its intention to take any action pursuant to the proviso in Section 9.10(a) or if the Seller takes any such action without providing Purchaser with prior written notice; or

  (f)
  by Seller or Purchaser, if at any time it has received a final indication from any of its banking regulators that the condition set forth in Section 6.2(h) is not capable of being satisfied.

        8.2    Effect of Termination.    In the event that this Agreement shall be terminated pursuant to this Article 8, all further obligations of the parties under this Agreement (other than Sections 5.1(c), 5.1(d), 8.3, 9.6 and 9.10) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.

        8.3    Expense Reimbursement.    Except as provided in the first proviso of this sentence, in the event that this Agreement is terminated by Purchaser or CompuCredit pursuant to Section 8.1(a), (c), (d), or (e), Seller shall promptly pay to Purchaser and CompuCredit their Fees and Expenses incurred prior to termination of this Agreement; provided, that a termination by Purchaser pursuant to Section 8.1(a) as a result of the failure of CompuCredit to comply or perform with its obligations, covenants and agreements which failure causes the condition set forth in Section 6.1(d) not to be satisfied shall be considered a termination by Seller pursuant to Section 8.1(a) subject to the next succeeding sentence; provided, further that Purchaser and CompuCredit shall have provided a list of such expenses, documented to Seller's reasonable satisfaction, at least ten days prior to the date of payment by Seller. In the event that this Agreement is terminated by Seller pursuant to Section 8.1(a) or (c), CompuCredit shall promptly pay to Seller its Fees and Expenses incurred prior to termination of this Agreement; provided that Seller shall have provided a list of such expenses, documented to CompuCredit's reasonable satisfaction at least ten days prior to the date of payment by CompuCredit.

        8.4    Termination Fees.    In the event that CompuCredit is unable to waive the condition to closing specified in Section 6.1(k) on or before July 28, 2003, CompuCredit will promptly pay to Seller an amount equal to $1,000,000 as liquidated damages for loss of a bargain and not as a penalty. In the event that CompuCredit is unable to waive the condition to closing specified in Section 6.1(k) on or before August 18, 2003, CompuCredit will promptly pay to Seller an amount equal to $2,000,000 as liquidated damages for loss of a bargain and not as a penalty. In the event that CompuCredit waives such condition to closing on or before the above-mentioned dates, and Seller does not consummate the Closing due to the assertion of the condition to closing set forth in Section 6.2(c), Seller will promptly pay to CompuCredit an amount equal to $3,000,000 as liquidated damages for loss of a bargain and not as a penalty.

ARTICLE 9

MISCELLANEOUS

        9.1    Survival of Representations and Warranties.    If a Closing occurs, all representations, warranties, agreements and covenants set forth in this Agreement shall survive for two years after the Closing Date; provided, however, to the extent a claim for indemnity pursuant to Section 7.3 has been made as a result of Securitization Losses, any representations, warranties, agreements and covenants related thereto shall survive for four years after the Closing Date. Notwithstanding the preceding sentence, any representation, warranty, agreement or covenant shall be deemed to survive the time at which it otherwise would have terminated pursuant to this Section solely for the purpose of resolving any claim with respect to which an Indemnified Party has submitted, in accordance with Article 7, notice of the breach thereof or of the third party claim giving rise to such right to indemnity prior to such time of termination. All of such representations, warranties, agreements and covenants will be effective regardless of any investigation that any party has undertaken or failed to undertake.

        9.2    Notices.    All notices and other communications by CompuCredit, Purchaser or Seller hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or to an overnight courier service, receipt requested, or sent via telecopy transmission, receipt requested or when posted by the United States registered or certified mail, with postage prepaid, addressed as follows:

If to Seller:	Providian Bank 5215 Wiley Post Way Salt Lake City, Utah 84122 Attn: President Fax Number: 801-359-7481
with a copy to:
Providian Financial Corporation 201 Mission Street San Francisco, California 94105 Attn: General Counsel Fax Number: 415-278-6144
If to Purchaser:	Columbus Bank and Trust Company 901 Front Avenue, Suite 202 Columbus, Georgia 31901 Attn: James R. Farrar, Risk Management Fax Number: (706) 649-4808

copy to:	CompuCredit Acquisition Corporation 101 Convention Center Drive Suite 850-15B Las Vegas, NV 89109 Attn: Chief Financial Officer Fax Number: (702) 598-3651
If to CompuCredit:	CompuCredit Acquisition Corporation 101 Convention Center Drive Suite 850-15B Las Vegas, NV 89109 Attn: Chief Financial Officer Fax Number: (702) 598-3651

        or to such other addresses as a party may from time to time designate by notice as provided herein, except that notices of change of address shall be effective only upon actual receipt.

        9.3    Assignment; No Third Party Beneficiaries.    The rights of any party under this Agreement shall not be assigned or transferred by any party without the prior written approval of the other party hereto except as provided in this Section 9.3. The parties hereto acknowledge that pursuant to the terms of an affinity card agreement between Purchaser and CompuCredit, CompuCredit will purchase an interest in the contract rights and receivables arising in the Accounts and related assets purchased by Purchaser hereunder and assume all obligations of Purchaser hereunder. CompuCredit shall be permitted to enforce the rights of Purchaser and the obligations of Seller under this Agreement and the Related Agreements. Each of CompuCredit and Purchaser may assign their rights under this Agreement and the Related Agreements to an Affiliate of Purchaser or CompuCredit, if such Affiliate agrees in writing to be bound by the terms herein applicable to Purchaser or CompuCredit (as applicable) and provided CompuCredit agrees to remain liable hereunder and thereunder. Seller acknowledges that CompuCredit intends to sell all or substantially all of the Acquired Assets to a special purpose entity in connection with the Interim Securitization and the Securitization, which special purpose entity may further transfer the Acquired Assets, and that CompuCredit and such special purpose entity intend to make representations and warranties in connection with the Interim Securitization and the Securitization that rely upon Seller's representations, warranties and covenants in this Agreement. With the prior written approval of Purchaser and CompuCredit (which approval may not be unreasonably withheld), Seller may assign its rights under this Agreement and the Related Agreements to an Affiliate or a third party, if such Affiliate or third party agrees in writing to be bound by the terms herein applicable to Seller and provided Seller agrees to remain liable hereunder and thereunder. Seller may assign its rights under this Agreement and the Related Agreements to a wholly-owned subsidiary, if such wholly-owned subsidiary agrees in writing to be bound by the terms herein applicable to Seller and provided Seller agrees to remain liable hereunder and thereunder. Any attempt by any party to assign or transfer this Agreement contrary to the terms and conditions of this Section shall be null and void. Each party to this Agreement intends that this Agreement will not create any right or cause of action in any person other than the signatories hereto and their respective Affiliates and permitted assigns; provided, however, that any claims of any such parties shall only be brought by the signatories hereto.

        9.4    Entire Agreement.    This Agreement, together with the exhibits to this Agreement, constitutes the entire agreement by the parties and supersedes any other agreement, whether written or oral, that may have been made or entered into between Seller on the one hand and Purchaser or CompuCredit on the other hand (or by any officer or officers of Seller on the one hand and Purchaser on the other hand) relating to the matters contemplated hereby.

        9.5    Amendments and Waivers.    This Agreement may be amended, amended and restated, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties or, in the case of a waiver, by the party waiving compliance. In the course of the planning and coordination of this Agreement, written documents have been exchanged between the parties. Such written documents shall not be deemed to amend or supplement this Agreement. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

        9.6    Expenses.    Except as otherwise provided herein, the parties will each bear their own legal, accounting and other costs in connection with the transactions herein, including taxes, if any, which are imposed upon a party attributable to its activities hereunder, unless otherwise specified in this Agreement.

        9.7    Captions; Counterparts.    The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

        9.8    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        9.9    Severability.    If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect.

        9.10    No-Shop Provision.

  (a)
  In consideration of the mutual covenants set forth herein and the willingness of Purchaser to pursue the proposed transaction, Seller agrees that, through the earlier of (i) September 15, 2003 and (ii) the date on which CompuCredit notifies Seller, in writing, of its intention not to continue to pursue the proposed transaction (the "No-Shop Period"), neither Seller nor any director, officer, employee, stockholder or agent of Seller will, directly or indirectly, solicit, initiate, entertain or encourage any proposals or offers from any third party relating to the acquisition of any of the Acquired Assets ("Alternative Transaction"), or participate in any discussions regarding, or furnish to any person any information with respect to, any such transaction; provided that nothing contained in this Agreement shall prevent Seller or its Board of Directors, after providing prior written notice to Purchaser and CompuCredit of its intent to take such action, from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written proposal for an Alternative Transaction or (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written proposal for an Alternative Transaction, in each case if and only to the extent that the Board of Directors of Seller shall have determined, in consultation with its outside legal counsel, that failure to take such action would be inconsistent with the proper exercise of the fiduciary duties of the Board of Directors of Seller.

  (b)
  Seller will promptly inform Purchaser and CompuCredit in writing of any third party written inquiries or proposals received by Seller during the No-Shop Period. Such notification shall not be required to include the identity of the third party making such inquiry or proposal or the principal terms of such inquiry or proposal.

  (c)
  The covenants in this Section 9.10 will apply to any and all discussions in which Seller is currently involved with third parties. The covenants in this Section 9.10 will expire in the event that the parties have not consummated the transactions contemplated hereby on or before September 15, 2003.

  (d)
  Notwithstanding the foregoing, the above references to September 15, 2003, shall be deemed to refer to the earlier of the date of termination of this Agreement or September 15, 2003, in the event that this Agreement is terminated pursuant to: (i) Section 8.1(a) due to a breach of this Agreement by Purchaser or CompuCredit; (ii) Section 8.1(b); (iii) Section 8.1(c) unless the failure of the Closing to occur by the date specified therein is due to the breach by Seller of its obligations under this Agreement; or (iv) Section 8.1(f).

        9.11    No Consequential Damages.    No party hereto shall be liable hereunder, whether under Article VII or otherwise, for any special, punitive, or exemplary damages, or incidental or consequential losses, liabilities, damages, costs or expenses, even if a party shall have been advised of the possibility thereof. No loss, liability, damage, cost or expense shall be deemed to constitute incidental or consequential damages solely as a result of the fact that such loss, liability, damage, cost or expense constitutes a Securitization Loss or arises under the Interim Securitization.

        9.12    Limitation of Specified Claims.    CompuCredit and Purchaser in the aggregate, shall not be entitled to assert or receive damages for any claim of whatever kind arising under this Agreement or the Related Agreements, which damages in the aggregate exceed the Adjusted Purchase Price Amount, as defined below; provided, however that the foregoing shall not limit the right of CompuCredit or Purchaser to claim indemnification for Losses, which right of indemnification shall be subject to the provisions of Article VII of this Agreement, including the caps and thresholds contained in Section 7.3. Seller shall not be entitled to assert or receive damages for any claim of whatever kind arising under this Agreement or the Related Agreements, which damages in the aggregate exceed the Adjusted Purchase Price Amount, as defined below; provided, however that the foregoing shall not limit the right of Seller to claim indemnification for Losses, which right of indemnification shall be subject to the provisions of Article VII of this Agreement, including the caps and thresholds contained in Section 7.4. "Adjusted Purchase Price Amount" shall mean the Purchase Price, as adjusted and in effect pursuant to Section 3.7 of this Agreement, less (i) the aggregate Repurchase Amount received by CompuCredit or Purchaser for any Covered Accounts repurchased pursuant to Section 7.1, less (ii) any proceeds received by CompuCredit, Merrill Lynch & Co. or their respective Affiliates from any person other than a party hereto or Merrill Lynch & Co. or an Affiliate of a party hereto or Merrill Lynch & Co. and other than with respect to the Interim Securitization for the sale or transfer of all or any portion of the Credit Card Receivables or the Accounts pursuant to a sale thereof or through the Securitization of such interests. Neither Purchaser or CompuCredit and any Affiliate, on the one hand, nor Seller and any Affiliate, on the other, shall be entitled to reimbursement for any damages to the extent such party has been compensated for such damages by the receipt of proceeds of indemnification under this Agreement. Notwithstanding anything to the contrary herein, this Section 9.12 is not intended to be and shall not be construed to be in derogation of Section 7.12.

        9.13    Notice of Certain Disputes.    CompuCredit shall provide to Seller, promptly after the filing or assertion thereof, written notice of any matter or dispute between or involving CompuCredit, Merrill Lynch & Co, any Affiliate of any of the foregoing, including any special purpose entity involved in the Interim Securitization or Securitization, if such matter may reasonably be expected to result in a claim under this Agreement or the Related Agreements. CompuCredit shall keep Seller reasonably advised of each such matter or dispute on an ongoing basis and shall diligently prosecute any action resulting from any such matter or dispute.

        IN WITNESS WHEREOF, Seller, Purchaser and CompuCredit have caused this Agreement to be duly executed as of the date first above written.

PROVIDIAN BANK, Seller
By:
Name: Title:
COLUMBUS BANK AND TRUST COMPANY, Purchaser
By:
Name: Title:
COMPUCREDIT ACQUISITION CORPORATION
By:
Name: Title:

Acknowledged and Accepted solely with respect to Section 7.9

PROVIDIAN FINANCIAL CORPORATION
By:
Name: Title:

Acknowledged and Accepted solely with respect to Section 7.10

COMPUCREDIT CORPORATION
By:
Name: Title:

EXHIBIT A

Credit Card Marks

        Pursuant to Section 2.4 of the Agreement, the following is a list of Seller's Trademarks and Service Marks for licensed use by Purchaser:

  •
  Providian National Bank

  •
  Providian Bank

  •
  Credit ProtectionSM

  •
  BuySmart

  •
  Destination Unlimited®

  •
  Health Advantage

  •
  MyCreditProfileSM

  •
  Personal RegistrySM

  •
  Premium PointsSM

A-1

EXHIBIT B

Form of Interim Servicing Agreement

B-1

EXHIBIT C

Form of Settlement Date Statement

This Settlement Date Statement (the "Statement") is being delivered by Providian Bank ("Seller") to Columbus Bank and Trust Company ("Purchaser") and CompuCredit Acquisition Corporation ("CompuCredit") pursuant to Section 3.5 of the Sale and Purchase Agreement among Seller, Purchaser and CompuCredit dated as of July     , 2003 (the "Purchase Agreement"). Capitalized terms used in this Statement that are not otherwise defined are used as defined in the Purchase Agreement.

        The payment to be made on the Settlement Date in connection with the acquisition by Purchaser of the Acquired Assets is as follows:

1.	Aggregate Settlement Date Adjustment Amount for the Accounts	$
PROVIDIAN BANK
By:

Name: Title: Date:
COLUMBUS BANK AND TRUST COMPANY
By:

Name: Title: Date:
COMPUCREDIT ACQUISITION CORPORATION
By:

Name: Title: Date:

C-1

EXHIBIT D

Form of Valuation Date Statement

        This Valuation Date Statement (this "Statement") is being delivered by Providian Bank ("Seller") to Columbus Bank and Trust Company ("Purchaser") and CompuCredit Acquisition Corporation ("CompuCredit") pursuant to Section 3.3 of the Sale and Purchase Agreement among Seller, Purchaser and CompuCredit dated as of July     , 2003 (the "Purchase Agreement"). Capitalized terms used in this Statement that are not otherwise defined are used as defined in the Purchase Agreement.

        The Purchase Price and additional amounts and fees payable to Seller on the Closing Date for the Acquired Assets are $                        , computed in accordance with the terms of Section 2.3 of the Purchase Agreement, as follows:

1.	Balance of Credit Card Receivables (excluding Credit Balances and excluding Accrued Interest) as of the Cut-Off Time:	$	×	=	$
PLUS
2.	Accrued Interest as of the Cut-Off Time (see Attachment #1):	$	×	=	$
MINUS
3.	Unearned Annual Fees as of the Cut-Off Time:	$	×	=	$
MINUS
4.	Credit Balances on Accounts as of the Cut-Off Time:				$
PLUS (OR MINUS)
5.	Aggregate Purchase Price Adjustment Amount for the Accounts:				$
PLUS
6.	Additional Cost of Funds Amount (prior to adjustments for post-Cut-Off Time activity):
	$ ×		×	=	$

PLUS
7.	Additional Servicing Amount (relating to servicing) (see Attachment #2):	$
TOTAL AMOUNT PAYABLE ON THE CLOSING DATE:		$
PROVIDIAN BANK
By:

Name: Title: Date:
COLUMBUS BANK AND TRUST COMPANY
By:

Name: Title: Date:
COMPUCREDIT ACQUISITION CORPORATION
By:

Name: Title: Date:

VALUATION DATE STATEMENT

ATTACHMENT #1

CALCULATION OF ACCRUED INTEREST

Posting Date	Interest (Fee) Income	Pro-Rata Days Due To Seller	Ratio Due To Seller	Amount Due To Seller

6/2/03		29	0.935	$—
6/3/03		28	0.903	$—
6/4/03	$1,476,000	27	0.871	$1,285,549
6/5/03	$1,338,545	26	0.839	$1,122,650
6/6/03		25	0.806	$—
6/9/03	$1,478,385	22	0.710	$1,049,176
6/10/03	$1,349,343	21	0.677	$914,071
6/11/03	$630,334	20	0.645	$406,667
6/12/03	$651,503	19	0.613	$399,308
6/13/03	$1,381,098	18	0.581	$801,928
6/16/03	$1,521,809	15	0.484	$736,359
6/17/03	$759,108	14	0.452	$342,823
6/18/03	$645,882	13	0.419	$270,854
6/19/03	$676,488	12	0.387	$261,866
6/20/03	$1,443,889	11	0.355	$512,348
6/23/03	$1,392,969	8	0.258	$359,476
6/24/03	$704,928	7	0.226	$159,177
6/25/03	$719,599	6	0.194	$139,277
6/26/03		5	0.161	$—
6/27/03	$1,070,486	4	0.129	$138,127
6/30/03		1	0.032	$—

				$8,899,657

VALUATION DATE STATEMENT

ATTACHMENT #2

Calculation Of Additional Servicing Amount

Additional Servicing Amount:

(1): Servicing Fees:

×	×	=	$

PLUS

(2): Pass Through Costs:	$

  Means the following:

  Post Charge-Off Fees:    Costs of collection including, but not limited to agency commissions, attorney fees and commissions, court costs, consumer credit counseling costs, and in-house recovery process costs.

  Special Requests:    Any other special requests outside the normal course of business including but not limited to all costs associated with the notification of secured card customers as it relates to the release of the deposits, 50% of the costs associated with notification of the discontinuance of membership products and 50% of the costs associated with the final statementing of secured card deposit accounts as it relates to the accounts that have to be manually statemented, not to exceed $5,000.

EXHIBIT E

Form of Assignment and Assumption Agreement

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (the "Agreement"), dated as of the            day of                        , is made by and among Providian Bank, a Utah industrial loan corporation ("Seller"), Columbus Bank and Trust Company, a state-chartered bank ("Purchaser") and CompuCredit Acquisition Corporation, a Nevada corporation ("CompuCredit"), pursuant to that certain Sale and Purchase Agreement dated as of July     , 2003 ("Purchase Agreement") among Seller, Purchaser and CompuCredit.

1.
Definitions. Capitalized terms contained in this Agreement that are not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Purchase Agreement.

2.
Assignment of Acquired Assets. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby, effective as of the Cut-Off Time, sells, conveys, assigns and transfers to Purchaser, all of Seller's right, title and interest in, to and under the Acquired Assets as provided in the Purchase Agreement.

On or after the date hereof, Seller shall, to the extent of its obligations under the Purchase Agreement, (i) give such further assurances to Purchaser, execute, acknowledge and deliver all such acknowledgements and other instruments and take such further action as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby; and (ii) use its reasonable best efforts to assist Purchaser and CompuCredit in, and take such action as may reasonably be necessary to effect, the orderly transition of the operations and servicing, relating to the Acquired Assets by the Conversion Date.

3.
Assumption of Liabilities. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby, effective as of the Cut-Off Time, assumes and agrees to perform and discharge the Purchaser Obligations.

4.
Power of Attorney. Effective upon the date hereof and thereafter, Seller hereby irrevocably names, constitutes, and appoints Purchaser its duly authorized attorney and agent with full power and authority to endorse in Seller's name, any checks relating to the Accounts, including any Excluded Amount transferred to Purchaser until each Excluded Account is transferred back to Sellers. Purchaser may exercise its powers hereunder through such officers, agents, employees, representatives and other designees as Purchaser may select.

5.
Amendments and Waivers. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing duly executed by Seller, CompuCredit and Purchaser.

6.
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of Seller, CompuCredit and Purchaser under the Purchase Agreement.

7.
Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York.

8.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Counterparts of this Agreement may be executed and delivered by facsimile transmission.

[Signature page follows.]

E-1

        IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be duly executed as of the date first above written.

PROVIDIAN BANK, Seller
By:	Name: Title:
COLUMBUS BANK AND TRUST COMPANY, Purchaser
By:	Name: Title:
COMPUCREDIT ACQUISITION CORPORATION
By:	Name: Title:

E-2

EXHIBIT F

        Documents, Files and/or Notebooks Produced by Providian Bank for Legal Due Diligence (as coded and categorized by Providian Bank):

Binder Number		Binder Title/Description
1)	A1	Retention Fulfillment 2002-2003 "Snapshots"
2)	A2	Statement Inserts
3)	A3	Rollout 27
• Solicitations
• Scripts
• Fulfillment Package
4)	A4	Rollout 28
• Solicitations
• Scripts
• Fulfillment Package
5)	A5	Membership Products Scripts 2001
6)	A6	Membership Products Scripts 2002
7)	A7	Membership Products Scripts 2003
8)	A8	Providian Bank Preliminary Legal Due Diligence Materials
9)	A22	Providian Bank Credit Policy
10)	A23	Providian Collections Policy
11)	A24	HelpNet—Customer Sales and Service Procedures
12)	A25	Fraud Scripts
13)	A26	Various
		1.	Middle/Standard Total Systems Payment Routine
		2.	Total Systems Collection Payment Hierarchy
		3.	Providian Bank: June 2003 Change in Terms Examples
		4.	Providian Change in Terms Chronology Dec 2001—Jan 2003
		5.	Providian Bank Market Map for Apr 2003
		6.	Summary of 2001 Customer Management Offers
		7.	Providian Bank: Historical Financial Performance Jan 2002—May 2003
		8.	Adverse Action Letters
		9.	PB Combined Savings & Credit Statement
		10.	Extended Warranty Example with Gresham Group as Vendor
		11.	Secured Card Account Origination Material
		12.	Providian Bank Fraud Charge-Off December 2002-May 2003
		13.	Line Increase
		14.	June 03 CIT Currency Change
		15.	Current Currency Exchange
		16.	Marketing Presentation
		17.	PB June 2003 CIT
		18.	Statement Example: General
		19.	Statement Example: Foreign Exchange
		20.	Statement Example: Cash Advance

		21.	Visa Classic/Mastercard Premiumcard PB Account Agreement
		22.	2001 PB Account Agreements
		23.	2001 PB CITs
14)	A27	Various
		1.	Providian Bank—Customer Relations Complaints
		2.	Customer Complaints Procedures
		3.	Customer Complaints Procedures of 3rd Party Vendors
		4.	Providian Bank—Customer Relations Complaints 2001
15)	A28	Membership Products—Welcome Kits
16)	A29	New Hire—Training
17)	A30	Customer Service
18)	A31	Customer Service Batch #1
19)	A32	Customer Service Batch #2 (Volume 1)
20)	A33	Customer Service Batch #2 (Volume 2)
21)	A34	Customer Service Scripts
22)	A35	Collections—Policies and Procedures

  Documents Produced by Providian (provided separately to CompuCredit).

        1)    Change in Terms Notices.

        2)    The historical and current data received on the following CDs representing the accounts to be purchased:

  (a)
  PB DILIGENCE DATA—(HST200105-HST200208), DISK 1 of 2

  (b)
  PB DILIGENCE DATA—(HST200204-200305), SNAP, CO, TRAN), DISK 2 OF 2

  Contain monthly (from 05/2001 - 05/2003) financial performance history at the individual account level for accounts being purchased. This historical information accurately represents the historical information residing on the system of record TSYS Masterfile and Transaction tapes that will be provided by TSYS.

  (c)
  PB CIT HISTORY—Contains historical (24 months) account level change in terms information for accounts being purchased. Statement insert code, notification date, and FRAAID are included.

  (d)
  SAVINGS BALS (PB)—Contains account level information on secured accounts being purchased. FRAAID, savings balance, and interest rate are listed for each account.

  (e)
  PVN HIST.DATA SUMMARY—Excel spreadsheet (Ajaxbacksummar_v3_toCCRT).xls); contains summary financial performance from 02/2001 - 02/2003.

  (f)
  AJAX SUMMARIES—Excel spreadsheet (Ajaxsummary200305 to CCRT.xls); contains point in time (as of May 31, 2003) status and related account data for accounts being purchased. Excel spreadsheet (AjaxPortfolioSummary to CCRT.xls) containing monthly historical account level data by month and by cycle.

  (g)
  PB REPRICE DATA + REVISED SUMMARY—Revised Summary: Excel spreadsheet (AjaxPortfolioSummary_2.xls); contains summary financial performance from 01/2002 - 05/2003 for accounts being purchased. PB Reprice Data: 25 files (05/2001 - 05/2003) containing account level re-pricing indicators including date and type of re-price.

  (h)
  CD sent to credit bureau (Equifax) for score append—Contains correct identification information (name, address, ssn, FRAAID) for the accounts being purchased.

  (i)
  PBP_NOTIF_062003.txt and PBP_NOTIF_062003.cport—Contains form numbers that indicate the type pf terms changes made in June and also the FRAAID account identifier.

3)    Analysis of Excluded Accounts in excel file "AjaxExclusionsSum20030701.xls", Exclusion.zip file and Exclusion.csv file illustrating the accounts and balances meeting the definition of Excluded Accounts as of May 31, 2003.

4)    Summary of CIT Insert Codes.xls

5)    Memo describing Providian Bank's underwriting chronology from 4Q-1996.

6)    Power point presentation titled Due Diligence Presentation—June 26, 2003 provided in conjunction with due diligence conducted on June 26, 2003 including presentations on Marketing, Fraud, Customer Service, Operations, Collections, Acquisition and Customer Management Operations (provided, however, that the Seller makes no representation or warranty with respect to plans, projections, forecasts, estimates and other information not capable of factual determination as of the date of production of such information).

7)    Spreadsheet titled "Bank Matrix" which includes the following:

    (i)
    APR rate table

    (ii)
    Min pay rate table

    (iii)
    Cash adv rate table

    (iv)
    Late fee rate table

    (v)
    Credit rating tables

8)    Performance Based Pricing Document

9)    Documents describing Providian bank and agents and billing cycles

10)    TSYS Automatic Deduction Documentation

EXHIBIT G

Additional representations and warranties of the Seller

Additional representations and warranties of the Seller pursuant to Section 5.3(b):

1.    The complete and exact name of Seller is Providian Bank.

2.    The corporate identification number assigned to Seller by the Utah Department of Corporation is 125450.

3.    The main office and state of organization of Seller is located in the State of Utah.

4.    Seller's chief executive office is located at:

    Providian Bank
    5215 Wiley Post Way
    Salt Lake City, Utah 84122

5.    Seller has one place of business.

6.    The Books and Records and the Cardholder List that are in the possession or under the control of Seller are kept at Seller's chief executive office and the servicing facilities of Seller and its affiliate servicer, Providian Bancorp Services.

7.    There has not been any change in any of the foregoing representations since May 31, 2003.

G-1

EXHIBIT I

Form of Opinions of Counsel to Seller

Subject to customary assumptions, qualifications and limitations:

1.    Seller has been duly organized and is validly existing as an industrial loan corporation in good standing under the laws of the State of Utah with full power and authority (corporate and other) to execute, deliver and perform its obligations under the Purchase Agreement and the execution, delivery and performance of the Purchase Agreement has been duly authorized by all requisite action of Seller. The Purchase Agreement has been duly executed and delivered by Seller and, assuming that it is the valid and legally binding obligation of the Purchasers, constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable insolvency, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors of industrial loan corporations and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

2.    The execution, delivery and performance of all of Seller's obligations under the Purchase Agreement does not conflict with, contravene, violate or constitute a default under (i) the Articles of Association or the By-Laws of Seller or (ii) any rule, law or regulation of any federal or Utah Governmental Authority to which Seller is subject.

3.    No consent, approval, authorization, order, registration, or qualification with any federal or Utah Governmental Authority is required in connection with the execution and delivery by Seller of the Purchase Agreement and the compliance by Seller with all of the provisions thereof, except for such as have been obtained or made on or prior to the date hereof.

4.    It is our opinion that, should the FDIC be appointed as conservator or receiver for Seller pursuant to Section 11(c) of the FDIA and if the matter were properly briefed and presented to a federal court with jurisdiction over such receivership or conservatorship, the court, exercising reasonable judgment after full consideration of all relevant factors, would hold that a transfer of the Credit Card Receivables by Seller to the Purchaser in the form and manner set forth in the Agreement would constitute an absolute sale of the Credit Card Receivables, rather than a borrowing by Seller secured by the Credit Card Receivables, and thus such Credit Card Receivables would not be deemed to be property of, or subject to reclamation or recovery by, the FDIC as conservator or receiver for Seller.

I-1

EXHIBIT J

Form of Opinion of Counsel to CompuCredit/Purchaser

Subject to customary assumptions, qualifications and limitations:

1.    CompuCredit/Purchaser has been duly organized and is validly existing in good standing under the laws of the State of Nevada/Georgia with full power and authority (corporate and other) to execute, deliver and perform its obligations under the Purchase Agreement and the execution, delivery and performance of the Purchase Agreement has been duly authorized by all requisite action of CompuCredit/Purchaser. The Purchase Agreement has been duly executed and delivered by CompuCredit/Purchaser and, assuming that it is the valid and legally binding obligation of the Seller, constitutes a valid and legally binding obligation of CompuCredit/Purchaser, enforceable against CompuCredit/Purchaser in accordance with its terms, except as such enforcement may be limited by applicable insolvency, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

2.    The execution, delivery and performance of all of CompuCredit/Purchaser's obligations under the Purchase Agreement does not conflict with, contravene, violate or constitute a default under (i) the Articles of Association or the By-Laws of CompuCredit/Purchaser or (ii) any rule, law or regulation of any federal or Nevada/Georgia Governmental Authority to which CompuCredit/Purchaser is subject.

3.    No consent, approval, authorization, order, registration, or qualification with any federal or Nevada/Georgia Governmental Authority is required in connection with the execution and delivery by CompuCredit/Purchaser of the Purchase Agreement and the compliance by CompuCredit/Purchaser with all of the provisions thereof, except for such as have been obtained or made on or prior to the date hereof.

J-1

SCHEDULE 1.1(A)

DAILY SETTLEMENTS

Date:

	Activity		Cash Settlement		Other Loan Activity	Ending Balance
Beginning Outstanding	xxx.xx					xxx.xx
Purchases/Sales:
Incoming Purchases	xxx.xx
Less: Incoming Credits	(xx.xx	)
Net Purchases	xxx.xx		xxx.xx			xxx.xx
Cash Advances:
Incoming Cash Advances	xxx.xx
Cash Adv Regular Debits	xxx.xx
Cash Adv Regular Credits	(xx.xx	)
Cash Adv Balance Transfers Debits	xxx.xx
Cash Adv Balance Transfers Credits	(xx.xx	)
Cash Adv Conv. Checks Debits	xxx.xx
Cash Adv Conv. Checks Credits	(xx.xx	)
Total Cash Advances	xxx.xx		xxx.xx			xxx.xx
Payment Allocation:
Purchase Finance Charge	(xx.xx	)
Cash Finance Charge	(xx.xx	)
Miscellaneous Charge	(xx.xx	)
Purchase Principal	(xx.xx	)
Cash Advance Principal	(xx.xx	)
Other Payments	(xx.xx	)
Total Payments	(xx.xx	)	(xx.xx	)		(xx.xx	)
Payment Research	xxx.xx		xxx.xx			xxx.xx
Returned Payments	xxx.xx		xxx.xx			xxx.xx
Attorney NSF	xxx.xx		xxx.xx			xxx.xx
Chargebacks	(xx.xx	)	(xx.xx	)		(xx.xx	)
Representments	xxx.xx		xxx.xx			xxx.xx
Finance Charges:
Finance Charges Purchases—Sys Gen	xxx.xx
Finance Charges Cash Advances—Sys Gen	xxx.xx
Finance Charges—On Us—Debits	xxx.xx
Finance Charges—On Us—Credits	(xx.xx	)
Less: Cycle F/C on C/O's	(xx.xx	)
Total Finance Charge	xxx.xx				xxx.xx	xxx.xx
Late Charges:
Late Charges—Sys Gen	xxx.xx
Late Charges—On Us—Debits	xxx.xx
Late Charges—On Us—Credits	(xx.xx	)
Total Late Charges	xxx.xx				xxx.xx	xxx.xx

S-1.1A-1

Overlimit Fees:
Overlimit—Sys Gen	xxx.xx
Overlimit—On Us—Debits	xxx.xx
Overlimit—On Us—Credits	(xx.xx	)
Total Overlimit Fees	xxx.xx		xxx.xx	xxx.xx
Membership Fees (1yr):
Membership—Sys Gen	xxx.xx
Membership—On Us—Debits	xxx.xx
Membership—On Us—Credits	(xx.xx	)
Total Membership Fees	xxx.xx		xxx.xx	xxx.xx
Cash Advances Fees:
CA Fees—Sys Gen	xxx.xx
CA Fees—On Us—Debits	xxx.xx
CA Fees—On Us—Credits	(xx.xx	)
Total CA Fees	xxx.xx		xxx.xx	xxx.xx
Credit Protection (monthly):
CP—Sys Gen	xxx.xx
CP—On Us—Debits	xxx.xx
CP—On Us—Credits	(xx.xx	)
Total CA Fees	xxx.xx		xxx.xx	xxx.xx
NSF Convenience Checks:
NSF Conv—On Us—Debits	xxx.xx
NSF Conv—On Us—Credits	(xx.xx	)
Total NSF Conv Checks	xxx.xx		xxx.xx	xxx.xx
NSF Return Pmts:
NSF Pmts—On Us—Debits	xxx.xx
NSF Pmts—On Us—Credits	(xx.xx	)
Total NSF Returned Payments	xxx.xx		xxx.xx	xxx.xx
Balance Transfer/Line Increase/Upgrade Fees:
BT—Sys Gen (Misc Charges)	xxx.xx
BT—On Us—Debits	xxx.xx
BT—On Us—Credits	(xx.xx	)
Total BT Fees	xxx.xx		xxx.xx	xxx.xx
Home Protection Fees:
HP—On Us—Debits	xxx.xx
HP—On Us—Credits	(xx.xx	)
Total HP Fees	xxx.xx		xxx.xx	xxx.xx
Pay By Phone Fees:
Pay By Phone—On Us—Debits	xxx.xx
Pay By Phone—On Us—Credits	(xx.xx	)
Total Pay By Phone Fees	xxx.xx		xxx.xx	xxx.xx

S-1.1A-2

Point Fees (1yr):
Point—On Us—Debits	xxx.xx
Point—On Us—Credits	(xx.xx	)
Total Point Fees	xxx.xx		xxx.xx	xxx.xx
Drive Pro/Destination Unlimited (1yr) Credits	xxx.xx
Drive Pro/Destination Unlimited (1 yr) Debits	(xx.xx	)
Total Drive Pro/Destination Unlimited (1yr)	xxx.xx		xxx.xx	xxx.xx
Credit Protection (1yr) Debits	xxx.xx
Credit Protection (1yr) Credits	(xx.xx	)
Total Credit Protection (1yr)	xxx.xx		xxx.xx	xxx.xx
Credit Protection (2yr) Debits	xxx.xx
Credit Protection (2yr) Credits	(xx.xx	)
Total Credit Protection (2yr)	xxx.xx		xxx.xx	xxx.xx
First Health Advantage (mo) Debits	xxx.xx
First Health Advantage (mo) Credits	(xx.xx	)
Total First Health Advantage (mo)	xxx.xx		xxx.xx	xxx.xx
First Health Advantage (1yr) Debits	xxx.xx
First Health Advantage (1yr) Credits	(xx.xx	)
Total First Health Advantage (1yr)	xxx.xx		xxx.xx	xxx.xx
Price Pro/Buy Smart (1yr) Debits	xxx.xx
Price Pro/Buy Smart (1yr) Credits	(xx.xx	)
Total Price Pro/BuySmart (1yr)	xxx.xx		xxx.xx	xxx.xx
Credit Bureau Registration Fee (1yr) Debits	xxx.xx
Credit Bureau Registration Fee (1yr) Credits	(xx.xx	)
Total Credit Bureau Registration Fee (1yr)	xxx.xx		xxx.xx	xxx.xx
Drive Pro—On Us—Debits	xxx.xx
Drive Pro—On Us—Credits	(xx.xx	)
Total DP monthly Fees	xxx.xx		xxx.xx	xxx.xx
Personal Registry Lifetime Debits	xxx.xx
Personal Registry Lifetime Credits	(xx.xx	)
Total Personal Registry Lifetime	xxx.xx		xxx.xx	xxx.xx
Personal Registry Lifetime (12mo) Debits	xxx.xx
Personal Registry Lifetime (12mo) Credits	(xx.xx	)
Total Personal Registry Lifetime (12mo)	xxx.xx		xxx.xx	xxx.xx
Personal Registry Lifetime (24mo) Debits	xxx.xx
Personal Registry Lifetime (24mo) Credits	(xx.xx	)
Total Personal Registry Lifetime (24mo)	xxx.xx		xxx.xx	xxx.xx
Personal Registry Lifetime (3yr) Debits	xxx.xx
Personal Registry Lifetime (3yr) Credits	(xx.xx	)
Total Personal Registry Lifetime (3yr)	xxx.xx		xxx.xx	xxx.xx
Personal Registry (1yr) Debits	xxx.xx
Personal Registry (1yr) Credits	(xx.xx	)
Total Personal Registry (1yr)	xxx.xx		xxx.xx	xxx.xx

S-1.1A-3

Credit Bureau (mo)—On Us—Debits	xxx.xx
Credit Bureau (mo)—On Us—Credits	(xx.xx	)
Total Credit Bureau Registration Fee (mo)	xxx.xx			xxx.xx		xxx.xx
Rebates:
Discount Taken	(xx.xx	)
Rebate—On Us—Debits	—
Rebate—On Us—Credits	—
Total Rebates	(xx.xx	)		(xx.xx	)	(xx.xx	)
Other Statement Fee	xxx.xx			xxx.xx		xxx.xx
Other Stop Payment Fee	xxx.xx			xxx.xx		xxx.xx
Other Additional Card Fees	xxx.xx			xxx.xx		xxx.xx
Other Express Postage Fee	xxx.xx			xxx.xx		xxx.xx
Other Attorney Fee	xxx.xx			xxx.xx		xxx.xx
Other Misc Fee	xxx.xx			xxx.xx		xxx.xx
Losses:
Principal Chargeoff	(xx.xx	)		(xx.xx	)	(xx.xx	)
F/C Chargeoff	(xx.xx	)		(xx.xx	)	(xx.xx	)
Fees Chargeoff	(xx.xx	)		(xx.xx	)	(xx.xx	)
Pre Chargeoff Settlement	(xx.xx	)		(xx.xx	)	(xx.xx	)
Small Balance Write-Off	(xx.xx	)		(xx.xx	)	(xx.xx	)
Fraud Losses	(xx.xx	)		(xx.xx	)	(xx.xx	)
Other Write-Offs	(xx.xx	)		(xx.xx	)	(xx.xx	)
Recoveries:
Credit C/O Activity	xxx.xx
Less: Post C/O Settlements	(xx.xx	)
Total C/O Credit Activity	xxx.xx			xxx.xx		xxx.xx
Debit C/O Activity	(xx.xx	)
Less: Cycled F/C	xxx.xx
Total C/O Debit Activity	(xx.xx	)		(xx.xx	)	(xx.xx	)
Security Balance Transfers	xxx.xx			xxx.xx		xxx.xx
Other:
Product Balance Transfers/Flips	xxx.xx		xxx.xx			xxx.xx
Bank To Bank Transfers	xxx.xx		xxx.xx			xxx.xx
NoPost Corrections	xxx.xx		xxx.xx			xxx.xx
Bank Charges	xxx.xx			xxx.xx		xxx.xx
Other (Cash)	xxx.xx		xxx.xx			xxx.xx
Additional Key Codes
Debits	xxx.xx			xxx.xx		xxx.xx
Credits	(xxx.xx	)		(xxx.xx	)	(xxx.xx	)
ZeroFill Debits	xxx.xx
ZeroFill Credits	(xxx.xx	)
Total ZeroFill	xxx.xx			xxx.xx		xxx.xx
Net Change in Loans						xxx.xx
Final Outstanding from AGT	xxx.xx					xxx.xx

S-1.1A-4

Final Outstanding Calculated	xxx.xx				xxx.xx
Difference	—				—
Bank To Bank Transfers	—
Outstanding Credit Balances	(xxx.xx	)			(xxx.xx	)
Outstanding Purchase Principal	xxx.xx				xxx.xx
Outstanding C/A Principal	xxx.xx				xxx.xx
Outstanding Purchase F/C	xxx.xx				xxx.xx
Outstanding Cash Advance F/C	xxx.xx				xxx.xx
Outstanding Misc	xxx.xx				xxx.xx
Total Ending Outstanding	xxx.xx				xxx.xx
Difference	—				—
Interchange:
Interchange Income—Visa/MasterCard	(xxx.xx	)
Visa Fees
MasterCard Fees
Net Interchange	(xxx.xx	)	(xxx.xx	)
Net Settlement (To)/From Purchaser			xxx.xx

S-1.1A-5

SCHEDULE 4.1(h-1)

Form of Cardholder Agreement

Attached hereto are representative forms of Cardholder Agreements for the Accounts.

S-4-(h-1)

SCHEDULE 4.1(h-2)

Form of Periodic Statement

Attached hereto are representative forms of periodic statements for the Accounts.

S-4-1(h-2)

SCHEDULE 4.1(m)

Accounts Tape

(delivered separately to Purchaser and CompuCredit)

(1)
Masterfile Accounts Tape as of May 31, 2003

(2)
Daily and Monthly Masterfile and Transaction Tapes from May 31, 2003 through Conversion Date containing monetary and non-monetary transactions at the account level

(3)
Monthly Masterfile and Transaction Tapes dates 24 months prior to and including May 31, 2003

S-4.1(m)

SCHEDULE 4.1(n)

List of Benefit Agreements

Set forth on this Schedule 4.1(n) is a list of the Benefit Agreements made available by Seller to the holders of the Accounts. Representative terms and conditions were previously made available to the Purchasers.

Benefit Agreement	Effective Date of Cancellation
Credit ProtectionSM	October 31, 2003
BuySmart	August 31, 2003
Destination Unlimited®	August 31, 2003
Health Advantage	August 31, 2003
MyCreditProfileSM	August 31, 2003
Personal RegistrySM	August 31, 2003
Premium PointsSM	August 31, 2003
Hospital Accident Plan	August 31, 2003
AD&D	The end of the first cycle following the Closing Date

S-4.1(n)

SCHEDULE 4.1(s)

List of Credit Ratings and Collection Status Codes

Attached hereto are the current credit scores and account status definitions for the Accounts. The list of credit scores is subject to periodic changes, and updated lists of credit scores will be provided to Purchaser upon request or when otherwise available.

Isolated, de minimis errors in recording collection status codes may occur on certain Accounts.

Collection Status Codes

A = Employee Acct., Past Due
B = Employee Acct., Overlimit
F = Past Due 1-30
G = Past Due 31-60
H = Past Due 61-90
I = Past Due 91-120
J = Past Due 121-150
K = Past Due 151-180
L = Past Due 181+
N = Account Current and Credit Score > 3999 (Turbo)
P = Charged Off
R = Overlimit 0%—9.99%
S = Overlimit 10%—15.99%
T = Overlimit 16%—25.99%
U = Overlimit 26%—50.99%
V = Overlimit 51%—75.99%
W = Overlimit 76%
Z = Account is current
* = In Collections @ cycle, Now Current. At cycle, will update to Z.
BLANK = Account is Current

S-4.1(s)-1

Credit Ratings—Middle/Standard Accounts

BYPASS:
	OWNER	DESCRIPTION	F/C	Late Fee	Front End Fee	Zero Min Pay	AMF	OL Fee	Credit Bureau Reporting	Autho Action	Decline Reissues	0 Credit Avail On Stmt	Real Time Removal
B3		Prior use as: Soldiers and Sailors/Disaster Relief	X	X		X		X
B4	CP	Deactivation w/access to line	X	X			X	X	Does not report			X
B5	Collections	Assumption Accounts								Decline	X	X
B7		Home Protection								Decline
B8	CP	CP C/Os only Do not use							Not Reported as Charge Off	Decline
CC	Collections	Consumer Credit Counseling		X			X	X	Credit Counseling	Decline	X	X
CM	Security	Classic Market Pre-Pay Holds—Not in use effective 9/1/00								Decline			X
E9	Collections	Outsource to Collection Agencies—not currently in use						X	Closed by Subscriber	Decline	X	X
F1	Security	Closed-Lost and Stolen							Lost/Stolen	Pickup	X	X
I8	FSC_ICB Accountability	Inactive					X		Closed by Consumer	Decline	X	X
I9		Cust.Serv-Inactive Closures					X		Closed by Consumer	Decline	X	X
M1	CP	Credit Protection Activated (Qualifies for Access to Line)	X	X	X	X	X	X	Does not report
M9	CP	Credit Protection Activated (Not Qualified for Access to Line)	X	X		X	X	X	Does not report	Decline	X	X
N9	Collections	Closed—Collections							Closed by Subscriber	Decline	X	X
NR	Security	Temporary Hold								Decline			X
PC		Closed-Old acct in BK2BK Transfer							Record sent to assign new account number	Decline	X	X
Q4	New Accts	T4 Closed at 120 days							Does not report	Decline	X
Q7	Collections	Settled C/O Accounts					X		Status 68—Settled Account	Decline	X	X
Q8	FSC_ICB Accountability	Closed by Providian					X		Closed by Subscriber	Decline	X	X
Q9	Collections	Account Closures					X		Closed by Subscriber	Decline	X	X
RE	Security	Merchant is advised to call PVN								Refer			X
R8	FSC_ICB Accountability	Closed by Customer; > 3 mo					X		Closed by Consumer	Decline	X	X
R9	Cust Svc	Account Closures—Customer > 3 mo					X		Closed by Consumer	Decline	X	X
S1	Security	Past Due or O/L Suspension								Decline	X		X
S2	Security	Blocked Account								Decline	X
SV	CP	Settlement Salvage Offer
T1	Recovery	Transfer to Collections					X		Reports as current regardless of status	Decline	X	X	X
T2	Security	Pre-consumed goods and services								Conditional			X
T3	?	PETE Activation 100% Fulfillment			X		X			Decline	X	X
T4	New Accts	New Acct—No Cust-Orig activity.		X				X	Does not report		X
T5	Probate	Deceased Accounts	X					X	Deceased	Decline	X	X
T6	Security	MCC Referrals/Cash Restrictions								Conditional			X
T7		BASA Closures					X			Decline	X
T9		Secured BASA Bounced Checks								Decline
V1		No Stmt Ck
V3	Security	Verify Address or Phone								Decline	X		X
V7		BASA Accounts								Decline	X
V9	Cust Svc	Account Closures—Customer < 3 mo. (not yet used in Gateway)					X		Closed by Consumer	Decline	X	X
X1	Acquisitions	Dispute Closures								Decline	X
X2	CP	Deactivations w/o access to line	X	X			X	X	Does not report	Decline	X	X
X9	Security	Account Closures					X		Closed by Consumer	Decline	X	X
Y9	Legal Collections	Closed Accounts	X	X			X	X		Pickup	X	X

S-4.1(s)-2

SCHEDULE 4.1(u)

DISCLOSURE ITEMS REGARDING PROVIDIAN BANK'S
POLICIES AND PROCEDURES

1.
The computer program known as the "backdated payment program" is an internally developed program designed to automate fee and finance charge reversals, and appropriately update the account status, for those Accounts whose payment posting was delayed. Providian Bank has identified that certain elements of the "backdated payment program" were not properly reversing overlimit fees and related finance charges or appropriately reaging the account status for certain Accounts subject to this program. As of June 3, 2003, the backdated payment program has been corrected and is operating according to its plan. Remedial measures may be required for Accounts affected prior to June 3, 2003. Potential liability is currently being assessed.

2.
The computer system known as IRIS/TS1 has been identified as failing to upage within cycle certain Accounts that receive a payment close to the cycle date, which payment is subsequently returned for insufficient funds. Estimated impact: It is estimated that 3,750 Providian Bank Accounts may be involved with this issue. Providian Bank is identifying measures needed to correct this issue. Potential liability is currently being assessed.

3.
Policies relating to Reinstatements were inconsistent between the Credit Operations group and the Credit group. In 2003, these groups modified their policies to achieve consistency.

4.
In November, 2002, Providian Bank agreed to discontinue line increases to customers with FICO<600. Subsequently it was determined that Providian Bank had not discontinued the granting of line increases to such customers in connection with the sale or renewal of Membership Products. In Spring, 2003, Providian Bank implemented responsive measures to correct this issue.

S-5.2(1)

SCHEDULE 5.2(l)

Information to be Delivered in connection with the Interim Securitization or Securitization

Description of Providian Bank

Providian Bank is a wholly-owned subsidiary of Providian Financial Corporation, a publicly owned financial services company which provides lending and deposit products to customers throughout the United States.

Headquartered in Salt Lake City, Utah, Providian Bank is an industrial loan corporation organized under the laws of the state of Utah and is a member of the FDIC. Providian Bank and Providian National Bank, another wholly-owned subsidiary of Providian Financial Corporation, submitted an application to the Office of the Comptroller of the Currency to combine Providian Bank with Providian National Bank. The application is awaiting approval from the Office of the Comptroller of the Currency.

The principal executive offices of Providian Bank are located at 5215 Wiley Post Way, Salt Lake City, Utah 84116 and the principal executive offices of Providian Financial Corporation are located at 201 Mission Street, San Francisco, California 94105.

Additional information regarding Providian Financial Corporation and Providian Bank can be found in the filings made by Providian Financial Corporation with the Securities and Exchange Commission. You may read and copy this information at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-732-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Providian Financial Corporation's public filings are also available at the Internet website maintained by the SEC at www.sec.gov and the Internet website maintained by Providian Financial Corporation at www.providian.com.

Description of Account Origination

The accounts being sold represent all of the credit card accounts owned by Providian Bank, other than Excluded Accounts. Accounts in the Providian Bank portfolio were primarily generated through direct mail, telemarketing and other direct marketing channels, generally targeted with industry-standard pre-screen processes. The accounts are presently all unsecured; though approximately 3.5% of the accounts at Cut-Off Time were secured or partially secured by deposits pledged by the accountholder. The approval process was fully automated. Exceptions to the automated decision-making process were granted infrequently, primarily to customers who chose to dispute an application decision because of incorrect credit bureau information. Customers may also have been contacted via telephone to verify certain customer information.

Underwriting criteria for accounts in the Providian Bank portfolio differed depending upon whether the accounts were originated as unsecured or secured accounts and whether or not an application processing fee was assessed. Underwriting criteria for accounts originated as unsecured accounts, with no up-front application processing fees, consisted of internal risk score cutoffs, minimum requirements for responses to application questions, and a fraud check. Providian Bank's underwriting for accounts in the Providian Bank portfolio that were originated as secured accounts or that had an application processing fee consisted of a fraud check only.

Also, some accounts were originated through "Up-to" offers, in which Providian Bank offered accounts to potential accountholders with a specified maximum credit line. Credit line assignment for these "Up-to" offers was initially determined by responses to application questions and was later based on a combination of this data and credit bureau information in a table and/or scoring model. ["Initially" and "later" refer to phases in Providian Bank's business practices, such that some accounts were wholly originated under the "initially" process and later accounts were wholly originated under the "later" process.]

S-5.2(l)

Accounts in the Providian Bank portfolio are subject to a lending agreement governing the terms and conditions of the account. Pursuant to the lending agreements, Providian Bank reserved the right to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing annual percentage rates, other fees and charges, or minimum payment requirements). Providian Bank's lending agreements are governed by Utah law.

Historical Information on Accounts

For each month, the following information:

  •
  total accounts

  •
  active accounts (end of month balance greater than $1)

  •
  outstanding balance (total receivables balance at the end of the most recent month)

  •
  draw rate (sum of net purchases, cash advances and balance transfers divided by beginning of month outstanding balance)

  •
  payment rate (total payments divided by beginning of month outstanding balance)

  •
  gross charge-off rate (total receivables balance charged off divided by beginning of month outstanding balance multiplied by twelve)

  •
  finance charge and fee reversals (finance charges and fees included in total receivables balance that were charged off divided by beginning of month outstanding balance multiplied by twelve)

  •
  recoveries (recoveries on charged off receivables divided by beginning of month outstanding balance multiplied by twelve)

  •
  net charge-off rate (gross charge offs minus finance charge and fee reversal minus recoveries)

  •
  gross finance charge yield (finance charges divided by beginning of month outstanding balance multiplied by twelve)

  •
  gross fee yield (fees billed divided by beginning of month outstanding balance multiplied by twelve)

  •
  gross yield (gross finance charge yield plus gross fee yield)

  •
  net yield (gross yield minus finance charge and fee reversals)

  •
  30-59 days delinquent

  •
  60-89 days delinquent

  •
  90-119 days delinquent

  •
  120-149 days delinquent

  •
  150 or more days delinquent

  •
  total delinquent

QuickLinks

EXHIBIT E
Form of Assignment and Assumption Agreement
EXHIBIT F
EXHIBIT G
EXHIBIT I
EXHIBIT J
SCHEDULE 1.1(A)
SCHEDULE 4.1(h-1)
SCHEDULE 4.1(h-2)
SCHEDULE 4.1(m)
SCHEDULE 4.1(n)
SCHEDULE 4.1(s)
SCHEDULE 4.1(u)
SCHEDULE 5.2(l)